SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Merrill Lynch & Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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March 15, 2005

Dear Shareholder:

We cordially invite you to attend Merrill Lynch’s Annual Meeting of Shareholders. The meeting will be held on Friday, April 22, 2005 at 9:30 a.m. Eastern Daylight Time at the Harrison Conference Center & Hotel — Princeton Forrestal Center, 900 Scudders Mill Road, Plainsboro, New Jersey.

At the meeting, you will vote on a number of important matters described in the attached Proxy Statement. There also will be an opportunity for you to ask questions, receive information about our business and discuss topics of interest regarding Merrill Lynch.

Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the meeting in person, please vote your proxy by telephone, by the internet or by completing and returning your proxy card by mail. Instructions on how to vote are included with your proxy card.

We look forward to your participation in the Annual Meeting, either through your proxy vote or your attendance at the meeting. If you need directions to the meeting location, or have a disability that may require special assistance, please contact our Corporate Secretary, Judith A. Witterschein, by mail at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510, by telephone at (212) 670-0432 or by e-mail at corporate secretary@ml.com.

Sincerely,

STAN O’NEAL
Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders
April 22, 2005

The Annual Meeting of Shareholders (Annual Meeting) of Merrill Lynch & Co., Inc. (Merrill Lynch or the Company) will be held on Friday, April 22, 2005 at 9:30 a.m. Eastern Daylight Time at the Harrison Conference Center & Hotel — Princeton Forrestal Center, 900 Scudders Mill Road, Plainsboro, New Jersey.

At the meeting, you will be asked to:

•	elect three directors to the Board of Directors, each for a three-year term;

•	ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2005;

•	approve the Merrill Lynch Deferred Stock Unit Plan for Non-Employee Directors;

•	vote on proposals submitted by shareholders; and

•	consider any other business properly brought at the meeting.

The accompanying Proxy Statement describes the matters being voted on and contains other information relating to the Company.

The record date for determining shareholders entitled to vote at the Annual Meeting is February 22, 2005 at 5:00 p.m. Eastern Standard Time. A list of shareholders as of the record date will be available for inspection and review for any purpose germane to the Annual Meeting from April 12, 2005 through April 22, 2005 at our headquarters and principal executive offices at 4 World Financial Center, New York, New York. In addition, during this period, a copy of the list will be available for inspection and review at the offices of Merrill Lynch Investment Managers, L.P., located at 800 Scudders Mill Road, Plainsboro, New Jersey. We also will make the list available at the Annual Meeting.

By Order of the Board of Directors

JUDITH A. WITTERSCHEIN Corporate Secretary

New York, New York
March 15, 2005

In addition to the notice provided as part of the proxy materials for this Annual Meeting, public notice of the date of the Annual Meeting was included in our Quarterly Report on Form 10-Q for the quarter ended September 24, 2004, which was filed with the Securities and Exchange Commission on November 1, 2004. Notice of the Annual Meeting also is posted on our Investor Relations website at www.ir.ml.com.

INFORMATION ABOUT OUR ANNUAL MEETING

Who is soliciting my vote?

This Proxy Statement is provided in connection with the solicitation of proxies by our Board of Directors for our Annual Meeting. Proxy materials, including this Proxy Statement, were released to shareholders on March 15, 2005.

What am I being asked to vote on?

You are being asked to vote on:

•	the election of three directors to the Board of Directors each for a three-year term;

•	a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2005;

•	a proposal to approve the Merrill Lynch Deferred Stock Unit Plan for Non-Employee Directors; and

•	proposals submitted by shareholders.

What is the record date for the Annual Meeting?

February 22, 2005 at 5:00 p.m. Eastern Standard Time is the record date for determining those shareholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for each share of Merrill Lynch common stock and for each share of exchangeable securities (issued by one of our Canadian subsidiaries) that you owned on the record date.

How many votes can be cast by all shareholders?

A total of 957,087,687 votes may be cast, consisting of:

•	one vote for each of the 954,308,833 shares of our common stock, par value $1.33 1/3 per share, outstanding on the record date; and

•	one vote for each of the 2,778,854 shares of our exchangeable securities, outstanding on the record date.

Each share of the exchangeable securities is exchangeable into, and has voting rights equivalent to, one share of our common stock.

There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A majority of the votes that may be cast, or 478,543,844 votes, is needed to hold the Annual Meeting. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote by proxy even if you plan to attend the meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. You must sign and date the proxy card and return it in the enclosed postage-paid envelope. As a holder of record, you also may vote by telephone or the internet. Instructions on how to vote by telephone or the internet are included with your proxy card.

If you hold your shares in street name (that is, if you hold your shares through a bank, broker or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy card from your bank, broker or other holder of record authorizing you to vote. You must bring the additional proxy card to the meeting.

How many votes will be required to elect the directors or to adopt or ratify each of the proposals?

•	A plurality of the votes cast at the Annual Meeting is required to elect directors to the Board of Directors.

•	A majority of the shares represented at the meeting and entitled to vote is required to adopt or ratify each of the management and shareholder proposals.

Can I change or revoke my vote?

Yes. To change your vote, you should cast a new vote:

•	by mailing a new proxy card with a later date; or

•	by telephone or the internet.

If you hold your shares in your name and you attend the Annual Meeting and vote in person, your vote will change any previously submitted proxy.

If you wish to revoke rather than change your vote, written revocation must be sent to the Corporate Secretary prior to the Annual Meeting.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote on a matter submitted at the meeting, your shares will be voted on that particular matter as follows:

•	for the election of the three persons named under the caption “Nominees for Election to the Board of Directors;”

•	for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

•	for approval of the Merrill Lynch Deferred Stock Unit Plan for Non-Employee Directors; and

•	against both of the shareholder proposals.

What if I withhold my vote or I vote to abstain?

In the election of directors, you can vote for the three directors named on the proxy card, or you can indicate that you are withholding your vote for any or all of the nominees. Withheld votes are not treated as votes cast and therefore will have no effect on the proposal to elect directors.

In connection with any of the management and shareholder proposals, you may vote for or against a proposal, or you may abstain from voting on a proposal. An abstention on any management or shareholder proposal will have the same effect as a vote against the proposal.

What happens if I do not vote my proxy?

If you do not vote shares held in your name, those shares will not be voted.

If you hold your shares through Merrill Lynch, Pierce, Fenner & Smith Incorporated, those shares will be voted in the election of directors and on the independent registered public accounting firm ratification proposal in proportion to the votes cast by all other shareholders.

If you hold your shares through any other broker, your shares can be voted in the election of directors and on the independent registered public accounting firm ratification proposal at your broker’s discretion.

No broker may vote your shares on the proposal to approve the Merrill Lynch Deferred Stock Unit Plan for Non-Employee Directors or the shareholder proposals without your specific instructions.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes are not treated as votes cast and therefore will have no effect on the election of directors or any management or shareholder proposal.

Will my vote be confidential?

Yes. Your vote will not be disclosed to our Directors or employees, except for a very limited number of employees involved in coordinating the vote tabulation process. An independent inspector reviews the vote tabulation process.

Our confidentiality policy does not apply to certain matters, such as contested elections or disputed votes.

How can I attend the Annual Meeting?

Only shareholders as of the record date, February 22, 2005 at 5:00 p.m., Eastern Standard Time may attend the Annual Meeting.

If you plan to attend the meeting, we ask that you notify our Corporate Secretary by mail or e-mail.

To attend the meeting, you must bring with you:

•	photo identification; and

•	proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Could other matters be decided at the Annual Meeting?

Our By-Laws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Do any shareholders beneficially own more than 5% of Merrill Lynch’s common stock?

Yes. According to public filings, there are two shareholders that beneficially own more than 5% of our common stock:

•	State Street Bank and Trust Company, as trustee of various Merrill Lynch employee benefit plans and as trustee and discretionary advisor to non-Merrill Lynch related accounts; and

•	FMR Corp. and Edward C. Johnson 3d, as its Chairman, and Abigail R. Johnson, as one of its directors.

For further information, please see “Owners of More than 5% of Our Common Stock” in this Proxy Statement.

Who will pay the expenses incurred in connection with the solicitation of my vote?

Merrill Lynch pays the cost of preparing proxy materials and soliciting your vote. We also pay all Annual Meeting expenses.

Georgeson Shareholder Communications Inc. has been retained to act as a proxy solicitor for an anticipated cost of $60,000 plus expenses. Certain Directors, officers or employees of Merrill Lynch or its subsidiaries, without additional compensation, may also solicit your vote in person, by telephone or by other means.

We reimburse brokers, including our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, and other nominees for the cost of mailing materials to beneficial owners of our common stock under the rules of The New York Stock Exchange, Inc. (NYSE).

If you vote by telephone or the internet, any telephone or internet access charges will be borne by you.

Will Merrill Lynch’s independent registered public accounting firm participate in the Annual Meeting?

Yes. Merrill Lynch’s independent registered public accounting firm is Deloitte & Touche LLP, and the Audit Committee of the Board of Directors has approved their appointment as our independent registered public accounting firm for the 2005 fiscal year. Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

How are proxy materials distributed?

In order to save printing and mailing costs and eliminate unwanted mail for our shareholders, Merrill Lynch has adopted a procedure, permitted under the rules of the Securities and Exchange Commission (SEC), called householding. Under this procedure, we will send one copy of the 2004 Annual Report and this Proxy Statement to the address of any household at which two or more shareholders holding shares in street name reside if the shareholders appear to be members of the same family, unless one of the shareholders at the relevant address notifies us that he or she wishes to receive a separate copy.

Each shareholder who holds shares in street name will continue to receive their own proxy card. Shareholders who hold Merrill Lynch shares in street name can request further information on householding through their banks, brokers or other holders of record.

Householding does not in any way affect the mailing of dividend checks to shareholders.

What should I do if I want to receive separate copies of the 2004 Annual Report and this Proxy Statement?

To request separate copies of the 2004 Annual Report and this Proxy Statement, you must contact our Corporate Secretary by e-mail, mail or telephone. Upon receipt of your request, we will promptly mail them to you.

What should I do if I want to request householding treatment for future annual meetings?

If you hold your shares in street name and you received more than one copy of the 2004 Annual Report and this Proxy Statement, you can request householding treatment for future annual meetings by contacting our Corporate Secretary by e-mail, mail or telephone.

Can I view Merrill Lynch’s proxy materials electronically?

This Proxy Statement and the 2004 Annual Report are posted on our Investor Relations website at www.ir.ml.com. You also can use this website to view our other filings with the SEC, including Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (2004 Form 10-K).

How can I receive copies of these documents?

You can obtain a copy of this Proxy Statement, a proxy card, the 2004 Annual Report or the 2004 Form 10-K by requesting a copy on our Investor Relations website at www.ir.ml.com or by contacting our Corporate Secretary by e-mail, mail or telephone.

Can I elect to receive materials for future annual meetings electronically?

Shareholders may elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail. If you make this election, you will receive an e-mail message shortly after the Proxy Statement is released containing the internet address or link to access Merrill Lynch’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting on the internet.

Opting to receive proxy materials electronically will save Merrill Lynch the cost of printing and mailing these documents to you.

In order to receive these materials electronically, you must follow the applicable procedure below:

•
If you are a holder of record and you vote on the internet, you can choose to receive our Proxy Statements and Annual Reports electronically by following the instructions included with your proxy card.

•
If your shares are held in street name, please review the information provided in the materials mailed to you by your bank, broker or other holder of record to determine whether materials can be sent to you electronically or if electronic voting is available to you.

How can I obtain copies of Merrill Lynch’s Corporate Governance documents?

You may obtain a copy of the charter for any of Merrill Lynch’s Board Committees, the Corporate Governance Guidelines, the Guidelines for Business Conduct, the Code of Ethics for Financial Professionals and the Director Independence Standards by downloading these documents from our Corporate Governance website which can be accessed at www.ir.ml.com (ML Corporate Governance Website) or by contacting our Corporate Secretary by e-mail or mail.

HOW TO CONTACT OUR CORPORATE SECRETARY

You may contact our Corporate Secretary

by mail at:	Judith A. Witterschein
Corporate Secretary
Merrill Lynch & Co., Inc.
222 Broadway, 17th floor
New York, NY 10038-2510

by e-mail at:	corporate_secretary@ml.com

or by telephone at:	(212) 670-0432

MATTERS REQUIRING SHAREHOLDER ACTION

Election of Directors

Our Board of Directors has three classes. One class of directors is elected each year and each class serves for a term of three years. The biographical information presented below for the Director nominees and Directors continuing in office is based upon information provided by each of them.

Nominees for Election to the Board of Directors
for a Three-Year Term Expiring in 2008

The Board of Directors has nominated each of the persons named below for a three-year term ending in 2008. Each of the nominees has indicated his or her intention to serve if elected. Should any of the Director nominees be unable to take office at the Annual Meeting, your shares will be voted in favor of another person or other persons nominated by the Board of Directors.

Position, principal occupation,
Name and age	business experience and directorships
Jill K. Conway (70)	Visiting Scholar, Massachusetts Institute of Technology
	•	Director since 1978
	•	Visiting Scholar, Massachusetts Institute of Technology since 1985
	•	President of Smith College from 1975 to 1985
	•	Other Public Company Directorships:
Colgate-Palmolive Company and NIKE, Inc.

Heinz-Joachim Neubürger (52)	Executive Vice President and Chief Financial Officer of Siemens AG; Member of the Executive Committee of the Managing Board of Siemens AG
	•	Director since 2001
	•	Executive Vice President, Chief Financial Officer and Member of the Executive Committee of the Managing Board of Siemens AG, an electronics and electrical engineering company, since 1997
	•	Head of Business Administration of Siemens Ltd. from 1996 to 1997
	•	Other Directorships: Allianz Versicherungs AG and Bayerische Borse AG

E. Stanley O’Neal (53)	Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc.
	•	Director since 2001
	•	Chairman of the Board since April 2003
	•	Chief Executive Officer since December 2002
	•	President and Chief Operating Officer since July 2001
	•	President of U.S. Private Client Group from February 2000 to July 2001
	•	Chief Financial Officer from 1998 to 2000
	•	Co-Head of Global Markets & Investment Banking from 1997 to 1998
	•	Other Public Company Directorships:
General Motors Corporation

Members of the Board of Directors Continuing in Office

The following Directors will continue to serve until 2006:

Position, principal occupation,
Name and age	business experience and directorships
Alberto Cribiore (59)	Managing Principal of Brera Capital Partners LLC
	•	Director since 2003
	•	Managing Principal of Brera Capital Partners LLC, a private equity investment firm which he founded in 1997
	•	Co-President of Clayton, Dubilier & Rice, Inc., an equity investment firm, from 1985 to 1997
	•	Senior Vice President of Warner Communications, predecessor to Time Warner Inc., responsible for business strategy, mergers, acquisitions and divestitures from 1982 to 1985

Aulana L. Peters (63)	Corporate Director; Partner, Retired, of Gibson, Dunn & Crutcher LLP
	•	Director since 1994
	•	Partner in the law firm of Gibson, Dunn & Crutcher LLP from 1980 to 1984 and from 1988 to 2000
	•	Member, Public Interest Oversight Board, which is charged with overseeing the development of and compliance with international auditing, assurance and ethics standards issued by the International Federation of Accountants, since 2005
	•	Member, Public Oversight Board of AICPA from 2001 to 2002
	•	Commissioner of the U.S. Securities and Exchange Commission from 1984 to 1988
	•	Other Public Company Directorships: 3M Company, Deere & Company and Northrop Grumman Corporation

Charles O. Rossotti (64)	Senior Advisor to The Carlyle Group
	•	Director since 2004
	•	Senior Advisor to The Carlyle Group, a private global investment firm, since 2003
	•	Commissioner of Internal Revenue at the Internal Revenue Service from 1997 to 2002
	•	Founder, Chairman of the Board, President and Chief Executive Officer of American Management Systems from 1970 to 1997
	•	Other Public Company Directorships: AES Corporation
	•	Other Directorships: Adesso Systems Corp. and Liquid Engines, Inc.

The following Directors will continue to serve until 2007:

Position, principal occupation,
Name and age	business experience and directorships
John D. Finnegan (56)	Chairman of the Board, President and Chief Executive Officer of The Chubb Corporation
	•	Director since 2004
	•	Chairman of the Board of The Chubb Corporation, a property and casualty insurance company, since 2003
	•	President and Chief Executive Officer of The Chubb Corporation, since 2002
	•	Executive Vice President of General Motors Corporation, primarily engaged in the development, manufacture and sale of automotive vehicles, from 1999 to 2002
	•	Chairman and President of General Motors Acceptance Corporation, a subsidiary of General Motors Corporation, from 1999 to 2002
	•	Other Directorships: United Negro College Fund

David K. Newbigging (71)	Chairman of the Board of Friends Provident plc
	•	Director since 1996
	•	Chairman of the Board of Friends Provident plc, a United Kingdom-based life assurance company, since 2001
	•	Chairman of Friends’ Provident Life Office, the predecessor to Friends Provident plc, from 1998 to 2001
	•	Chairman of the Board of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom, from 1995 to 1998
	•	Chairman of the Board of Rentokil Group plc, an international support services company based in the United Kingdom, from 1987 to 1994
	•	Chairman of the Board and Senior Managing Director of Jardine, Matheson & Co. Limited, a Hong Kong-based international trading, industrial and financial services group, from 1975 to 1983
	•	Other Public Company Directorships:
Chairman of the Board of Faupel plc and Director of Paccar Inc.
	•	Other Directorships: Chairman of the Board of Talbot Holdings Limited

Position, principal occupation,
Name and age	business experience and directorships
Joseph W. Prueher (62)	Corporate Director; Former U.S. Ambassador to the People’s Republic of China
	•	Director since 2001
	•	Consulting Professor at the Stanford University Institute of International Studies and Senior Advisor to the Stanford-Harvard Preventive Defense Project since 2001
	•	Former U.S. Ambassador to the People’s Republic of China from 1999 to 2001
	•	U.S. Navy Admiral (Ret.), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999
	•	Other Public Company Directorships:
Emerson Electric Company and Fluor Corporation
	•	Other Directorships: New York Life Insurance Company, Veritas Capital and Member of the Board of Governors of The Nature Conservancy

Ann N. Reese (52)	Co-Founder and Co-Executive Director of the Center for Adoption Policy
	•	Director since 2004
	•	Co-Founder and Co-Executive Director of the Center for Adoption Policy, a not-for-profit corporation, since 2001
	•	Principal, Clayton, Dubilier & Rice, Inc., an equity investment firm, from 1999 to 2000
	•	Executive Vice President and Chief Financial Officer of ITT Corporation, a hotel and leisure company, from 1995 to 1998
	•	Other Public Company Directorships:
Jones Apparel Group, Kmart Holding Corporation and Xerox Corporation

W.H. Clark, age 72, has served as a Director since 1995 and will continue to serve until the 2005 Annual Meeting. Mr. Clark was Chairman of the Board of Nalco Chemical Company, a producer of specialty chemicals, from 1984 to 1994; Chief Executive Officer of Nalco Chemical Company from 1982 to 1994; and President of Nalco Chemical Company from 1982 to 1990.

Management Proposal 1

Our Proposal to Ratify the Appointment of Deloitte & Touche LLP
as the Company’s Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as Merrill Lynch’s independent registered public accounting firm for the 2005 fiscal year.

The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year; however, since our By-Laws do not require that our shareholders ratify the appointment of the Company’s independent registered public accounting firm, it is not bound by the shareholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Merrill Lynch and its shareholders.

A representative of Deloitte & Touche LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR
the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

Management Proposal 2

Our Proposal to Approve the Merrill Lynch
Deferred Stock Unit Plan for Non-Employee Directors

The Company is submitting for shareholder approval a new stock compensation plan under which non-employee Directors will receive deferred stock units as part of their director compensation. The Board of Directors unanimously has approved this plan, which is called the Merrill Lynch & Co., Inc. Deferred Stock Unit Plan for Non-Employee Directors (Proposed Director Plan), and the Board has recommended that it be submitted to shareholders for approval. At its meeting on January 24, 2005, the Board approved the Proposed Director Plan on the recommendation of the Nominating and Corporate Governance Committee, a committee composed entirely of independent members of the Board. The Proposed Director Plan will become effective if and when approved by Merrill Lynch’s shareholders; at this time the non-employee Directors that remain on the Board will be eligible to participate.

The Board of Directors recommends a vote FOR
approval of the Merrill Lynch Deferred Stock Unit Plan for Non-Employee Directors.

Statement in Support of Approval of the Proposed Director Plan

The purpose of the Proposed Director Plan is to provide stock-based compensation to non-employee Directors.

The Proposed Director Plan is intended to provide an incentive to highly qualified individuals to serve as Directors of the Company and to increase the proprietary interest of non-employee Directors in the

Company. Merrill Lynch believes that the Proposed Director Plan will enhance its ability to attract and retain highly qualified individuals to serve as non-employee Directors of the Company. It also will further align the long-term interests of our non-employee Directors with those of the Company’s shareholders by paying a substantial portion of non-employee Director compensation in the form of deferred stock units.

Adoption of the Proposed Director Plan will increase the amount of annual stock-based compensation paid to non-employee Directors by $40,000 to a total of $185,000. The Proposed Director Plan also will require that all stock-based compensation be paid in deferred stock units, thus eliminating stock options, which are a feature of the existing Deferred Stock Unit and Stock Option Plan for Non-Employee Directors (Existing Director Plan). If approved, the Proposed Director Plan will replace the Existing Director Plan and no new grants will be made under the Existing Director Plan.

The Board of Directors reviewed the Proposed Director Plan with an independent compensation consultant who concluded that the Proposed Director Plan was reasonable and consistent with current market practice. Merrill Lynch believes that increasing stock-based compensation for non-employee Directors is advisable in light of the increased responsibilities and time commitment associated with their membership on the Board. Additionally, the Board of Directors believes that eliminating stock options and delivering Directors’ stock-based compensation solely in deferred stock units that are not payable for five years is desirable because it believes that deferred stock units are a better vehicle for promoting long-term strategic objectives.

In connection with recommending adoption of the Proposed Director Plan, the Board of Directors has adopted Stock Ownership Guidelines for non-employee Directors. These guidelines require that non-employee Directors hold Merrill Lynch stock valued at five times their annual cash retainer and are described more fully under “Information on Governance of the Company — Stock Ownership by Directors” in this Proxy Statement.

For the reasons stated above, the Board of Directors recommends a vote FOR approval of the Merrill Lynch Deferred Stock Unit Plan for Non-Employee Directors.

Description of the Proposed Director Plan

Set forth below is a summary of certain important features of the Proposed Director Plan, which is qualified in its entirety by reference to the plan document, attached as Exhibit A to this Proxy Statement.

Shares Authorized and Available. An aggregate of 500,000 shares of Merrill Lynch common stock have been authorized for issuance under the Proposed Director Plan. In addition, the Proposed Director Plan provides that the number of shares remaining available for issuance under the Existing Director Plan (approximately 527,605 shares) will be added to the shares available for issuance under the Proposed Director Plan in the event that it replaces the Existing Director Plan. If this occurs, an aggregate of approximately 1,027,605 shares (representing approximately 0.1% of the outstanding shares as of February 22, 2005, the record date) would be authorized for the Proposed Director Plan.

Types of Equity Securities Issuable Under the Proposed Director Plan. The Proposed Director Plan authorizes the issuance of deferred stock units. Deferred stock units are units representing the right to receive one share of Merrill Lynch common stock for each unit upon expiration of a period during which the units must be held and may not be transferred (generally five years from the date of the grant).

Operation of the Proposed Director Plan. Under the Proposed Director Plan, grants will be made automatically in accordance with the terms and conditions in the Proposed Director Plan as follows:

(i)	Non-employee Directors receive annual grants of deferred stock units valued at $185,000 on the date of the Company’s Annual Meeting (or a prorated grant upon joining the Board).

(ii)
In each case, the number of deferred stock units actually received is determined by dividing the dollar value of the grant by the daily market price (defined as the mean of the high and low prices on a given day) of the common stock on the date of grant.

Unless further deferred at the option of the non-employee Director, the deferred stock units with respect to a particular grant will become payable upon the expiration of the holding period for the grant, which is the earlier of the fifth anniversary of the date of such grant or a Director’s end-of-service date.

Payment. The deferred stock units are payable in shares of Merrill Lynch common stock, with one share of common stock delivered for each deferred stock unit.

Option to Defer Receipt of Awards. A Director may defer the payment of all, or a portion of, a grant of deferred stock units by submitting a deferral request to the administrator (or his or her designee) prior to the receipt of an annual grant or as otherwise permitted under the Proposed Director Plan.

Change of Control. The Proposed Director Plan provides that if: (i) Merrill Lynch receives a Tender Offer Statement on Schedule 14D-1 under the U.S. Securities Exchange Act of 1934 relating to a tender offer that, if consummated, would result in a Change in Control of Merrill Lynch or (ii) a Change in Control of Merrill Lynch occurs, all deferred stock units will be payable immediately in cash based on the then current market price of the common stock of Merrill Lynch.

A “Change in Control” of Merrill Lynch means: (i) any change in control of a nature required to be reported under the SEC’s proxy rules; (ii) the acquisition by any person or entity of the beneficial ownership of securities representing 30% or more of the combined voting power of Merrill Lynch’s then outstanding voting securities; (iii) a change in the composition of the Board of Directors such that, within a period of two consecutive years, individuals who at the beginning of such two-year period constituted the Board of Directors and any new Directors elected or nominated by at least 3/4 of the Directors who were either Directors at the beginning of the two-year period or were so elected or nominated cease for any reason to constitute at least a majority of the Board of Directors; or (iv) the liquidation or distribution of all or substantially all of the assets of Merrill Lynch.

Adjustments Upon Changes in Capitalization. In the event of certain types of corporate transactions or restructurings described in the Proposed Director Plan, such as a merger, consolidation or reorganization, the Proposed Director Plan automatically makes appropriate adjustments to the maximum number of shares of common stock available for distribution under the Proposed Director Plan, the number and kind of shares subject to or reserved for issuance and payable under awards outstanding under the Proposed Director Plan.

Proposed Director Plan Benefit. If the Proposed Director Plan is adopted, non-employee Directors of Merrill Lynch will receive annual grants of deferred stock units valued at $185,000 on the date of Merrill Lynch’s Annual Meeting (or a prorated grant upon joining the Board). In each case, the number of deferred stock units actually granted under the Proposed Director Plan will be determined by dividing the dollar value of the grant by the daily market price (the mean of the high and low price on a given day) of Merrill Lynch common stock on the date of the grant.

Effectiveness, Amendment and Termination. The Proposed Director Plan will become effective at the time it is approved by the shareholders of Merrill Lynch. The Board of Directors may modify, amend or terminate the Proposed Director Plan in any manner at any time other than in a manner that would adversely affect the right of a non-employee Director to an outstanding grant of deferred stock units. To the extent required by applicable law or the rules of the NYSE, amendments to the Proposed Director Plan shall be subject to approval by the shareholders of Merrill Lynch.

Federal Income Tax Consequences to the Company Arising from the Proposed Director Plan. The following is a brief summary of the federal income tax implications relevant to Merrill Lynch as a result of the issuance of compensation grants under the Proposed Director Plan based upon the Internal Revenue Code as currently in effect. At the time a Director recognizes income with respect to any instrument issued under the Proposed Director Plan, Merrill Lynch will generally be entitled to claim a federal income tax deduction equal to the amount of ordinary income realized by the participant.

Federal Income Tax Consequences to Participants. The following summary relates only to the federal income tax treatment of deferred stock units granted to Directors under the Proposed Director Plan. These tax consequences generally do not apply to shareholders of Merrill Lynch. Generally, a Director will not be taxed at the time deferred stock units are granted but will be subject to federal income tax when the deferred stock units are paid.

State, local and foreign tax consequences may be substantially different.

Other Information on Merrill Lynch’s Equity Compensation Plans

The following table provides information on the shares that are available under the Company’s stock compensation plans and, in the case of plans where stock options may be granted, the number of shares of common stock issuable upon exercise of those stock options.

Merrill Lynch has four shareholder approved plans — the Long-Term Incentive Compensation Plan for executive officers (for stock grants made to executive officers) (LTICP-Executive), the Equity Capital Accumulation Plan (for restricted share grants made to a broad group of employees) (ECAP), the Merrill Lynch & Co., Inc. 1986 Employee Stock Purchase Plan (Employee Stock Purchase Plan) and the Merrill Lynch & Co., Inc. Employee Stock Compensation Plan (for stock grants made to key managers and producers) (ESCP).

Merrill Lynch has adopted stock compensation plans that are used to compensate non-executive employees — the Financial Advisor Capital Accumulation Award Plan (stock-based compensation to the financial advisor population) (FACAAP) and the Long-Term Incentive Compensation Plan for Managers and Producers (for stock grants made to key managers and producers) (LTICP-M&P).

Merrill Lynch’s Existing Director Plan provides for the issuance of deferred stock units and non-qualified stock options to the Merrill Lynch non-employee Directors as compensation for their Director services. If approved, the Proposed Director Plan will replace the Existing Director Plan.

The numbers in the table are as of December 31, 2004, the last day of Merrill Lynch’s 2004 fiscal year.

	(A)	(B)	(C)
	Securities issuable	Weighted-average	Securities that remain
	on exercise of	exercise price	available for issuance
	outstanding	of	under Plans
Equity Compensation	options, warrants	outstanding options,	(excluding securities
Plan Category	and rights (1)	warrants and rights	reflected in column (A))
Plans approved by shareholders	23,419,687	$34.000	145,197,060
Plans not approved by shareholders (2)	180,856,316	$48.283	49,629,859

Total	204,276,003	$46.645	194,827,919 (3)

(1)
Merrill Lynch also has made the following grants under its stock compensation plans that remain outstanding as of December 31, 2004 and are not included in this column: 41,472,047 units (payable in stock) under FACAAP and 42,106,475 restricted shares and restricted units granted under LTICP-Executive and LTICP-M&P. In addition, in January 2005, 18,245,657 restricted shares and, 2,922,413 restricted units were granted under ESCP and LTICP-Executive, 489,843 stock options were granted under LTICP-M&P and 2,640,825 units (payable in stock) were granted under FACAAP.

(2)
These plans are: (i) FACAAP, (ii) LTICP-M&P and (iii) the Existing Director Plan. The material features of FACAAP and LTICP-M&P are described in Note 13 to the Consolidated Financial Statements included in the 2004 Annual Report and are incorporated herein by reference. Those descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents that are exhibits to the 2004 Form 10-K. If approved, the Proposed Director Plan will replace the Existing Director Plan and no further grants of deferred stock units or stock options will be made under the Existing Director Plan.

(3)
This amount includes, as of December 31, 2004: 35,004,156 shares available for issuance under LTICP-Executive; 28,882,898 shares available for issuance under LTICP-M&P; 10,835,952 shares available for issuance under ECAP; 24,357,428 shares available for issuance under the Employee Stock Purchase Plan; 20,219,356 shares available for issuance under FACAAP; 527,628 shares available for issuance under the Existing Director Plan; and 75,000,000 shares available for issuance under the ESCP.

Shareholder Proposals

Shareholder Proposal 1

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who holds 800 shares of common stock, has given notice of her intention to propose the following resolution at the Annual Meeting:

RESOLVED: “That the stockholders of Merrill Lynch, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of Directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of Directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

The following statement has been submitted by Mrs. Davis in support of the resolution:

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 246,135,389 shares, representing approximately 35% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The Board of Directors recommends a vote AGAINST
the adoption of Shareholder Proposal 1.

Management’s Statement in Opposition

A similar proposal has been rejected by shareholders at our last 19 annual meetings. The important reasons for rejecting this proposal in the past remain important reasons for rejecting this proposal now.

Cumulative voting may:

•	allow for the election of Directors by small groups with special interests;

•
result in Directors being elected who feel an obligation to represent the special interest groups that elected them, regardless of whether the furtherance of those groups’ interests would benefit all of our shareholders generally; and

•	create factionalism among Board members and undermine their ability to work together effectively.

In order to minimize the risks of such divisiveness, and the consequent risk of distracting our Board of Directors from their responsibilities, Merrill Lynch, like most other major corporations, elects Directors by allowing each share of common stock to have one vote for each Board seat. We believe this method:

•	ensures that each Director is elected by shareholders representing a plurality of all of the shares of common stock voted at the meeting;

•	encourages accountability of each Director to all of our shareholders; and

•	reduces the risk of divisive factionalism.

In short, we believe that our current system of electing Directors best serves the interests of our shareholders.

For the reasons stated above, the Board of Directors recommends a vote
AGAINST the adoption of Shareholder Proposal 1.

Shareholder Proposal 2

The Catholic Equity Fund, 1100 West Wells Street, Milwaukee, Wisconsin, 53233-2332, holder of 2,900 shares of common stock, has given notice of its intention to propose the following resolution at the Annual Meeting. Christus Health, 2600 North Loop West, Houston, Texas, 77092, holder of 33,200 shares of common stock and Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas, 77223-0969, holder of 100 shares of common stock, have indicated their intention to co-sponsor this proposal.

RESOLVED: “The shareholders urge the Board of Directors:

•
To limit the Compensation paid to the CEO in any fiscal year to no more than 100 times the average Compensation paid to the company’s Non-Managerial Workers in the prior fiscal year, unless the shareholders have approved paying the CEO a greater amount;

•
In any proposal for shareholder approval, to provide that the CEO can receive more than the 100-times amount only if the company achieves one or more goals that would mainly reflect the CEO’s contributions rather than general market conditions; and

•
In that proposal, to assure the shareholders that the Board will seriously consider reducing the CEO’s compensation in the event of any unusual reduction in the company’s workforce resulting from outsourcing or other factors.

This proposal does not apply to the extent that complying would necessarily breach a compensation agreement in effect at the time of the present shareholder meeting.

“Compensation” means salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and “other annual” and “all other compensation” as those categories are defined for proxy statement purposes.

“Non-Managerial Workers” means U.S.-based employees working in the categories of Blue-Collar Occupations or Service Occupations or the Sales and Administrative Support components of White-Collar Occupations as used by the Bureau of Labor Statistics in its National Compensation Surveys.”

The following statement has been submitted by the Catholic Equity Fund, Christus Health and Sisters of Charity of the Incarnate Word in support of their resolution:

Supporting Statement: “Our resolution is based on these premises:

1.	Unless internally anchored, market-based compensation methods tend to produce excessive CEO compensation;

2.	Very high CEO pay should require shareholder approval since it tends to produce sub par share performance long-term; and

3.	Very highly paid CEOs should realize that they might share some pain when choosing job reductions as a means to achieve corporate goals.

Our resolution would introduce an internal foundation for CEO compensation — the company’s CEO/average-worker pay ratio. Commentators note that on the average for U.S. companies this ratio has gone from about 42 in 1980 to several hundred today and that it tends to be much lower in foreign companies that compete successfully with U.S. companies. Consistent with these facts, the Blue Ribbon Commission of the National Association of Corporate Directors has urged compensation committees to use such a ratio as a factor in setting CEO compensation. Our resolution follows this advice.

Our resolution would not arbitrarily limit CEO compensation. Rather, it would offer the board the opportunity to persuade the shareholders that very high CEO compensation would make the company more competitive and would be in their interest.

At Merrill Lynch, CEO Compensation in 2001, 2002, and 2003 was 22.5, 14.4, and 28.1 million dollars. The 2003 Compensation was 1,103 times the $25,501 that the average U.S. worker makes according to the AFL-CIO’s Executive Paywatch (http://www.aflcio.org/corporateamerica/paywatch/). In its 2004 analysis of executive pay versus shareholder return, Business Week gave the CEO its second worst rating (http://www.businessweek.com/pdfs/2004/0416 execpay.pdf).”

The Board of Directors recommends a vote AGAINST
the adoption of Shareholder Proposal 2.

Management’s Statement in Opposition

Shareholder Proposal 2 appears to have the objective of emphasizing internal pay equity as a key determinant of Chief Executive Officer (CEO) compensation. While we understand the proponents’ concerns, we believe Merrill Lynch has developed an approach to pay for not only the CEO, but also for the majority of its workforce, that achieves the goal of pay equity in the context of the financial services industry and is merit and performance-based. We also do not believe that adoption of the proposal would lead to an effective executive compensation program.

Unlike a manufacturing company, our business is built primarily on the intelligence, creativity and productivity of our employees and compensation is our largest expense. In the securities industry generally, human capital is the primary driver of profitability and competitive advantage. As a result, the industry is characterized by high levels of total compensation for top revenue producers and executives and intense competition for the best professionals. For top executives and producers, more than 90% of total annual compensation consists of variable compensation and is therefore “at risk” each year. In this context, pay equity is best achieved by providing most executives and professionals a compensation program that ties pay closely to individual performance, within a range that is competitive in the industry.

Merrill Lynch’s compensation programs for executives and professionals alike emphasize annual performance-based compensation, take competitive pay levels into account and seek to align the economic interests of employees and shareholders. More than 20,000 professional employees participate in the same variable incentive compensation program as the CEO. This program provides for highly variable annual compensation that is based on the performance of the firm as well as the individual employee. For approximately one-third of these employees, annual bonus exceeds base salary, sometimes by multiples, and a substantial portion of the annual bonus is paid in restricted stock with a four-year vesting period. In this way, we emphasize individual performance, long-term shareholder value creation and retention and development of top talent.

Similar performance-based compensation programs with a significant equity element are in place for our financial advisor workforce which consists of approximately 15,000 employees. All of our non-professional employees also participate in a performance-based annual bonus program. These programs are merit-based and designed to reward individual contributions and share the benefits of superior company results throughout the organization.

At Merrill Lynch, the determination of CEO compensation is made by the Management Development and Compensation Committee (MDCC), a Board committee comprised entirely of independent, non-employee Directors. As described in the “Management Development and Compensation Committee Report on Executive Compensation” in this Proxy Statement, this determination entails detailed consideration of strategic goals, competitive considerations and performance measures. We believe that our compensation programs address internal pay equity in a way that rewards performance at all levels of the organization, aligns employee and shareholder interests and is responsive to competitive forces. We also believe that the adoption of Shareholder Proposal 2 would limit the Company’s ability to attract, motivate and retain the best leadership talent in today’s competitive environment by potentially capping CEO compensation at a level below that of many of our top producers. Adoption of the proposal would restrict severely the MDCC’s ability to determine appropriate compensation levels and recognize the achievement of goals that are critical to the long-term success of the Company and the creation of shareholder value.

For the reasons stated above, the Board of Directors recommends a vote
AGAINST the adoption of Shareholder Proposal 2.

INFORMATION ON THE GOVERNANCE OF THE COMPANY

Merrill Lynch’s Corporate Governance

The business and affairs of Merrill Lynch are managed under the direction of the Board of Directors, which represents the shareholders of the Company. The Board believes that good corporate governance is a critical factor in achieving business success and that it has long adhered to “best practices” in corporate governance in fulfilling its responsibilities to shareholders. Its practices align management and shareholder interests. Highlights of our corporate governance practices are described below. For further information, please refer to the ML Corporate Governance Website.

Board Independence and Expertise

•
Director Independence Standards. The Board of Directors has adopted a formal set of categorical standards to assist in making its determinations of director independence required by the NYSE rules. The standards, which were revised in December 2004, meet all requirements for director independence contained in the SEC and NYSE rules. These standards are included as Exhibit B to this Proxy Statement and also may be found on the ML Corporate Governance Website.

•
Board and Board Committee Independence. In January 2005, the Board of Directors considered transactions and relationships between each non-employee Director, his or her organizational affiliations and any members of his or her immediate family and the Company and its executive management. As a result of its review, the Board of Directors has affirmatively determined that each of our Directors, other than Mr. O’Neal, our Chairman and CEO meets the criteria of our director independence standards and, therefore, is independent.

All of the standing committees of the Board are composed of independent Directors. These committees are: the Audit Committee, the Finance Committee, the Management Development and Compensation Committee, the Nominating and Corporate Governance Committee and the Public Policy and Responsibility Committee.

There are no interlocking directorships and none of our independent Directors receives any consulting, advisory or other non-Director compensatory fees from the Company.

•
Director Qualifications. The Nominating and Corporate Governance Committee is responsible for identifying, reviewing, assessing and recommending to the Board candidates to fill any vacancies on the Board. This Committee has established guidelines that set forth the criteria considered in evaluating the candidacy of any individual as a member of the Board. For a discussion of this process, see “Information on the Director Nomination Process” in this Proxy Statement.

•
Experience and Diversity. Our Board is composed of individuals with experience in the fields of business, education, military and diplomatic service. Several of our Board members have international experience and all have high moral and ethical character. The Board includes three female Directors and two minority Directors.

•
Audit Committee Independence and Expertise. Four of our current Audit Committee members — Mr. Neubürger, Mrs. Peters, Mrs. Reese and Mr. Rossotti — are audit committee financial experts, as defined in the SEC rules, and all members of the Audit Committee are independent directors as required by the applicable SEC and NYSE rules. All members of the

Audit Committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise, as required by the applicable SEC and NYSE rules.

Governance Policies and Ethical Guidelines

•
Board Committee Charters. The Committees of the Board of Directors have operated pursuant to written charters since the mid-1970s, which have been revised from time to time. We believe that the charters of our Board Committees reflect current best practices in corporate governance. The Audit Committee charter, which was revised in January 2005, is attached as Exhibit C to this Proxy Statement and all of the Company’s Board Committee charters may be found on the ML Corporate Governance Website.

•
Corporate Governance Guidelines. The Board of Directors has documented its corporate governance practices and adopted the Merrill Lynch Corporate Governance Guidelines, which may be found on the ML Corporate Governance Website.

•
Guidelines for Business Conduct. The Merrill Lynch Guidelines for Business Conduct were adopted in 1981 to emphasize the Company’s commitment to the highest standards of business conduct. In 2002, the Guidelines were updated to reflect new statutory requirements and were adopted and designated by the Board of Directors as the Company’s Code of Ethics for Directors, Officers and Employees.

The Guidelines also set forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Guidelines in a confidential manner. Merrill Lynch’s Guidelines for Business Conduct may be found on the ML Corporate Governance Website.

•
Code of Ethics for Financial Professionals. The Board of Directors adopted Merrill Lynch’s Code of Ethics for Financial Professionals in 2003. The Code, which applies to all Merrill Lynch professionals who participate in the Company’s public disclosure process, supplements the Merrill Lynch Guidelines for Business Conduct and is designed to promote honest and ethical conduct, full, fair and accurate disclosure and compliance with applicable laws. Merrill Lynch’s Code of Ethics for Financial Professionals may be found on the ML Corporate Governance Website.

•
Procedures for Handling Accounting Concerns. The Audit Committee has adopted procedures governing the receipt, retention and handling of concerns regarding accounting, internal accounting controls or auditing matters that are reported by employees, shareholders and other persons. Employees may report such concerns confidentially and anonymously by using the Merrill Lynch Ethics Hotline, as directed in the Merrill Lynch Guidelines for Business Conduct. All others may report such concerns in writing to the Board of Directors or the Audit Committee, c/o our Corporate Secretary.

Significant Board Practices

•
Private Executive Sessions of Independent Directors. Our independent Directors meet at regularly scheduled executive sessions at least four times per year. The chairs of our Board Committees rotate responsibility for chairing the executive sessions of our independent Directors.

•
Director Retirement. Non-employee Directors must retire at the annual meeting held in the first calendar year following the Director’s 72nd birthday. The Board has not adopted term limits for Directors; however, Directors are required to offer their resignation in the event of a material change in their qualifications or status.

•
Advance Materials. Information and data important to the Directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the Directors sufficiently in advance to allow careful review prior to the meeting.

•
Board Self-Evaluation. The Board conducts an annual self-evaluation that is overseen by the Nominating and Corporate Governance Committee. This assessment focuses on the Board’s contribution to the Company in certain areas, including strategic planning and financial and risk oversight, succession planning and executive compensation, corporate governance and Board and Board Committee structure. The contributions of individual Directors are considered by the Nominating and Corporate Governance Committee as part of its determination whether to recommend their nomination for re-election to the Board. In addition, each Committee of the Board conducts its own annual self-evaluation.

•
Director Orientation and Education Programs. Newly elected Board members are educated about the business and operations of the Company through presentations on our business segments and primary support areas. The Board is updated on developments in the Company’s business and its markets as well as changes in the regulatory environment through reports at Board meetings and by communications from Merrill Lynch management between meetings. Board members also are encouraged to participate in director education programs offered by third parties.

Board and Board Committee Access to Management and to Outside Advisors

•
Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings from time to time to present information about the results, plans and operations of the business within their areas of responsibility.

•
Access to Outside Advisors. The Board and its Committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent registered public accounting firm. The Nominating and Corporate Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The MDCC has the sole authority to retain compensation consultants for advice on executive compensation matters.

Stock Ownership by Directors

•
Director Stock Ownership. In order to serve on the Board, Merrill Lynch Directors are required to own equity in the Company. In addition, Merrill Lynch has adopted stock ownership guidelines for its non-employee Directors. These guidelines set the minimum ownership expectations for non-employee Directors at a value of $375,000, which represents five times the Directors’ current annual cash retainer of $75,000. Directors have until the later of five years from joining the Board or from the adoption of the requirement, in January 2005, to reach this ownership value. Annual grants to Directors of deferred stock units are included in the determination of the ownership guideline amount, but stock issuable upon the exercise of stock options held by Directors is not included. The Company believes that the equity component of Director compensation serves to further align the non-employee Directors with the interests of our shareholders.

Stock Ownership by Executive and Senior Management

•
Stock Ownership Guidelines. The Management Development and Compensation Committee has adopted formal stock ownership guidelines that set minimum expectations for ownership of stock by executive and senior management. The ownership guidelines state that executives are expected to reach certain levels of stock ownership — stated as a multiple of an executive’s base salary — within five years of their eligibility and are encouraged to reach the applicable level earlier. The expected level of stock ownership for the CEO is 15 times the base salary. For executives holding the titles of Executive Vice President and Senior Vice President, the expected levels of stock ownership are ten and five times base salary, respectively. Annual grants to executive and senior management of restricted shares and/or restricted units are included in the determination of the ownership guideline amount. Stock issuable upon the exercise of stock options held by executives is not considered in determining whether these guidelines have been met. Executives are encouraged, but not required, to hold all compensatory shares (net of taxes) until the applicable stock ownership level is reached.

Information on the Director Nomination Process

The Nominating and Corporate Governance Committee has adopted Board Candidate Guidelines that describe the attributes and qualifications considered by the Committee in evaluating Director nominees. The Board Candidate Guidelines are an exhibit to the Merrill Lynch Corporate Governance Guidelines, which may be found on the ML Corporate Governance Website.

The attributes and qualifications that the Committee looks for in a Director nominee are: (i) management and leadership experience; (ii) a skilled and diverse background; and (iii) integrity and professionalism. The Committee also believes that the Board should be composed of individuals who have demonstrated notable achievements in business, education or public service and possess one or more of the following specific qualities or skills: (i) financial expertise and prior public company audit committee service; (ii) financial markets knowledge; (iii) consumer markets knowledge; and (iv) international experience.

Members of the Nominating and Corporate Governance Committee, other Board members or members of executive management or shareholders may, from time to time, identify individuals for consideration as potential Director nominees. A shareholder may identify a Director candidate for consideration by the Nominating and Corporate Governance Committee by writing to our Corporate Secretary. The Committee will consider all proposed nominees in light of the Board Candidate Guidelines and the assessed needs of the Board at the time. The Committee has, from time to time, retained the services of director search firms to assist in identifying and evaluating qualified candidates for its consideration and has used such firms to assist in interviewing and evaluating shareholder nominees.

Pursuant to our Certificate of Incorporation, any shareholder wishing to propose a Director nominee for election to the Board at the annual meeting must provide written notice to our Corporate Secretary at least 50 days but no more than 75 days before the annual meeting. The notice must include: (i) certain information about the shareholder, including the amount of his or her holdings of Merrill Lynch common stock and his or her intention to appear in person or by proxy at the annual meeting; (ii) a description of any arrangements between the shareholder and the proposed nominee pursuant to which the nominations are to be made; (iii) such information about the nominee as would be required to be disclosed under SEC rules in a proxy statement; and (iv) the written consent of each proposed nominee to serve as a Director of the Company.

The Nominating and Corporate Governance Committee has retained two director search firms to work jointly with the Committee in identifying potential nominees for election to the Board. The firms identify and evaluate potential candidates believed to possess the qualifications and characteristics identified in the Board Candidate Guidelines and by the Committee. The firms also provide background information on the potential Director nominees and, if so directed by the Committee, make the initial contact to assess the potential candidate’s interest in exploring a Board candidacy.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Jill K. Conway, Heinz-Joachim Neubürger and E. Stanley O’Neal for election to the Board of Directors for a three-year term expiring in 2008. Mrs. Conway has served on the Board since 1978. Heinz-Joachim Neubürger and E. Stanley O’Neal, CEO of the Corporation, each have served on the Board of Directors since 2001.

There were no nominees for election as Directors at Merrill Lynch’s 2004 Annual Meeting of Shareholders that were submitted by shareholders (or shareholder groups) owning more than 5% of Merrill Lynch’s common stock.

Communications with Directors

Shareholders and other interested parties may communicate with the non-employee members and Committees of the Board of Directors by writing to the Board, c/o our Corporate Secretary. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders are collected and forwarded on a periodic basis to the Board of Directors along with a summary of the Company’s responses. Concerns relating to accounting, internal accounting controls or auditing matters are brought immediately to the attention of the Company’s internal audit group and are handled in accordance with the procedures established by the Audit Committee with respect to such communications.

Board Committee Membership and Meetings

The Board of Directors has appointed five standing committees: the Audit Committee, the Finance Committee, the Management Development and Compensation Committee, the Nominating and Corporate Governance Committee and the Public Policy and Responsibility Committee. Each of these Board Committees consists entirely of independent Directors and operates under a written charter, which sets forth the Committees’ authorities and responsibilities. The Board of Directors held eight meetings in 2004.

As stated in the Merrill Lynch Corporate Governance Guidelines, which may be found on the ML Corporate Governance Website, Directors are expected to attend all Board meetings and meetings of the Board Committees on which they serve. In 2004, each of our Directors attended 75% or more of the total number of meetings of the Board of Directors and of the meetings of the Board Committees on which he or she served. The Merrill Lynch Corporate Governance Guidelines also state that all Directors are expected to attend the annual meetings of shareholders. All members of the Board of Directors attended Merrill Lynch’s 2004 Annual Meeting of Shareholders.

The following table shows the current membership of and the number of meetings held by each of our Board Committees during the 2004 fiscal year.

	Meetings in
Name of Committee	2004	Committee Members (*Chair)

Audit Committee	11	Mr. Newbigging*	Adm. Prueher
		Mr. Neubürger	Mrs. Reese
		Mrs. Peters	Mr. Rossotti

Finance Committee	9	Mr. Newbigging*	Adm. Prueher
		Mr. Neubürger	Mrs. Reese
		Mrs. Peters	Mr. Rossotti

Management Development and Compensation Committee	9	Mr. Cribiore*	Mrs. Conway
		Mr. Clark	Mr. Finnegan

Nominating and Corporate Governance Committee	7	Mrs. Conway*	Mr. Cribiore
		Mr. Clark	Mr. Rossotti

Public Policy and Responsibility Committee	3	Mr. Clark*	Mrs. Peters
		Mrs. Conway	Adm. Prueher

Description of Our Board Committees

A brief description of our Board Committees and certain of their principal functions are set forth below. The descriptions below are qualified in their entirety by the full text of the Board Committee charters which may be found on the ML Corporate Governance Website. The Audit Committee charter, revised in January 2005, is attached as Exhibit C.

The Audit Committee consists of six of our independent Directors, each of whom meets the requirements for independence, experience and expertise, including financial literacy, set forth in the applicable rules of the SEC and the NYSE.

David K. Newbigging, the Chair of the Audit Committee and the Finance Committee, has served as a member of the Audit and Finance Committees since he joined the Board of Directors in 1996. The Board of Directors has determined that Mr. Newbigging has accounting or related financial management expertise. Mr. Newbigging has an extensive financial background. He joined Jardine, Matheson Group (Jardine), a diversified trading company headquartered in Hong Kong, in 1954. He served in several countries in the Asia Pacific Region, becoming Managing Director in 1970 and Chairman and Chief Executive Officer of Jardine in 1975. While serving in these positions, Mr. Newbigging supervised individuals responsible for Jardine’s financial statements. Jardine became a publicly listed company in 1961 and has grown into a multinational diversified company with a number of publicly listed subsidiaries and associates in several jurisdictions. Following his retirement from Jardine, Mr. Newbigging relocated to the United Kingdom in 1984. Since then he has been a Director and Chairman of several publicly listed companies including Rentokil Group and Friends Provident plc (of which he is still Chairman), which are both constituents of the FTSE 100 on the London Stock Exchange. Mr. Newbigging was Chairman of the Audit Committee of both Rentokil and Friends

Provident before being appointed Chairman of the Board of those companies. He also served on the Board and Audit Committee of Ocean Energy Inc., a publicly listed U.S. company, and its predecessor company, from 1987 until 2003 and has served on the Board of PACCAR Inc., a publicly listed U.S. company, since 1999. Mr. Newbigging has been active in the not-for-profit sector in the United Kingdom. He currently serves as Chairman of Trustees of two large U.K. registered charities, and also serves as a member of the Audit Committee of one of those charities. Mr. Newbigging currently serves as Chairman of Friends Provident plc, a U.K. based publicly listed life assurance and asset management company and Chairman of Talbot Holdings Limited, an unlisted non-life insurance company whose operations are based in the U.K.

The Board has determined that four of our Audit Committee members — Mr. Neubürger, Mrs. Peters, Mrs. Reese and Mr. Rossotti — are audit committee financial experts as that term is defined in the SEC rules. The SEC rules provide that audit committee financial experts do not have any additional duties, obligations or liabilities and are not considered experts under the U.S. Securities Act of 1933.

One of our Audit Committee members — Mrs. Peters — serves on the audit committees of three other public companies. The Board has determined that Mrs. Peters can effectively serve on the Merrill Lynch Audit Committee notwithstanding her service on three other public company audit committees. In making its determination, the Board considered, among other things: (i) that Mrs. Peters has not had the obligations associated with full-time employment since 2000; (ii) her exemplary attendance record; (iii) her impressive background and experience in assessing financial disclosure and interpreting financial matters; and (iv) the consistent and valuable contribution that Mrs. Peters makes to our Audit Committee.

The Audit Committee met 11 times during 2004. This Committee:

•
appoints the Company’s independent registered public accounting firm, reviews the scope of the audit, approves the fees and regularly reviews the qualifications, independence and performance of the independent registered public accounting firm

•	pre-approves all non-audit services proposed to be rendered by the independent registered public accounting firm and the fees for such services

•
meets to review and discuss our consolidated financial statements with management and our independent registered public accounting firm, including significant reporting issues and judgments made in connection with the preparation of our consolidated financial statements and the disclosures contained in the Company’s SEC filings, under the heading “Management Discussion and Analysis of Financial Condition and Results of Operations”

•
reviews and discusses with our independent registered public accounting firm the critical accounting policies applicable to our Company and its businesses, alternative accounting treatments under generally accepted accounting principles and other material written communications between the independent registered public accounting firm and management

•	reviews our earnings press releases and other material financial information

•	reviews budgeting and expense allocation processes applicable to our securities research group to ensure compliance with legal and regulatory requirements

•	oversees the internal audit function, including the appointment of the Head of our Corporate Audit Department, and considers the adequacy of the Company’s internal controls

•
oversees compliance with risk management policies, procedures and functions, including material financial, legal and reputational risk exposures and management’s actions to monitor and control such risks

•	oversees our compliance function and the adequacy of our procedures for compliance with Company policies, as well as with legal and regulatory requirements

•	monitors the receipt, retention and treatment of concerns relating to accounting, internal accounting controls and auditing matters reported by employees, shareholders and other interested parties

The Finance Committee consists of six of our independent Directors and met nine times during 2004. This Committee:

•	reviews, recommends and approves policies and procedures regarding financial commitments and other expenditures

•	reviews and approves financial commitments, acquisitions, divestitures and proprietary investments in excess of certain specified dollar amounts

•	oversees our corporate funding policy, securities offerings, financing and related funding matters

•	reviews our financing plan and capital commitments budget

•	recommends, and in the case of preferred stock approves, the declaration of dividends and other dividend related matters

The Management Development and Compensation Committee consists of four of our independent Directors. Each of these Directors meet the criteria for independence set forth in the NYSE rules, the definition of “Non-Employee Director” set forth in Rule 16b-3 under the U.S. Securities and Exchange Act of 1934 and the definition of “outside director” set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code. The Committee met nine times during 2004. This Committee:

•	reviews management development and succession programs and policies, as well as all appointments of senior management, and reviews and recommends to the Board all appointments of executive management

•	determines annual corporate goals and objectives for the Chairman and CEO of the Company and evaluates his performance against these goals

•
determines salaries and approves annual performance-based compensation for the Chairman and CEO and other members of executive management and reviews and approves salaries and annual performance- based compensation for members of senior management

•
approves the aggregate dollar amounts of bonus compensation to be paid to Company employees and the proportion of such dollar amounts that will be paid in the form of stock compensation in lieu of cash

•	administers the Company’s stock and stock-based compensation plans, including approving stock bonus amounts for all employees and the terms and conditions of such awards

•	reviews the Company’s compensation programs, policies and accruals to align them with the Company’s annual and long-term goals and the interests of the shareholders

•	reviews evaluation and compensation policies and processes applicable to research analysts within our securities research group to ensure compliance with legal and regulatory requirements

•	reviews and approves changes to benefit plans that result in the issuance of stock or a material change to the benefits provided to employees

•	has sole authority to retain consultants having special competence to assist the Committee, including sole authority to approve any such consultant’s fee and other retention terms

•	discharges other responsibilities as described under the caption “Management Development and Compensation Committee Report on Executive Compensation” in this Proxy Statement

The Nominating and Corporate Governance Committee consists of four of our independent Directors, each of whom meets the requirements for independence set forth in the NYSE rules. The Nominating and Corporate Governance Committee met seven times during 2004. This Committee:

•
identifies and recommends potential candidates to serve on the Board and considers Director nominees recommended by our shareholders, with a view toward maintaining a desirable balance of experience and expertise among the Directors

•	makes recommendations relating to the membership of Committees of the Board of Directors

•	develops and recommends guidelines and practices for effective corporate governance of the Company

•	leads the Board of Directors in conducting its annual review of the Board’s performance

The Public Policy and Responsibility Committee consists of four of our independent Directors and met three times during 2004. This Committee:

•	assists the Board of Directors and senior management in overseeing Merrill Lynch’s fulfillment of its principles of Respect for the Individual, Teamwork, Responsible Citizenship and Integrity

•
reviews and makes recommendations regarding our policies, practices and actions as they relate to social and public policy issues that affect our business and the communities where we are represented around the world

•	reviews, and where appropriate, makes recommendations regarding our business policies and practices relative to the Foreign Corrupt Practices Act and similar laws worldwide

•	reviews and oversees our charitable contribution policies in all areas

•
reviews and oversees our political contribution policies and practices worldwide, including direct contributions by Merrill Lynch and its subsidiaries, contributions by the Company’s political action committee and, where regulatory considerations apply, direct employee contributions

Compensation of Directors

The non-employee Directors were paid the following compensation for service as members of the Board of Directors and as members of Board Committees in 2004. Directors do not receive meeting fees, but are reimbursed for out-of-pocket expenses incurred in attending Board and Board Committee meetings.

	Cash Compensation		Stock-Based Compensation
			Grant Value of
	Annual	Annual Chair	Deferred	Grant Value of
Name of Director	Retainer	Fees (1)	Stock Units (2)	Stock Options (3)
W.H. Clark	$75,000	$10,000	$72,500	$72,500
Jill K. Conway	$75,000	$20,833	$72,500	$72,500
Alberto Cribiore	$75,000	$16,667	$72,500	$72,500
John D. Finnegan (4)	$43,750	—	$66,459	$66,459
Heinz-Joachim Neubürger	$75,000	—	$72,500	$72,500
David K. Newbigging	$75,000	$26,667	$72,500	$72,500
Aulana L. Peters	$75,000	—	$72,500	$72,500
Joseph J. Prueher	$75,000	—	$72,500	$72,500
Ann N. Reese (5)	$18,125	—	$42,292	$42,292
Charles O. Rossotti (5)	$18,125	—	$42,292	$42,292

(1)
The Chair of each of the Audit Committee and the MDCC is paid an additional annual amount of $25,000. The Chair of each of the Finance Committee, Public Policy and Responsibility Committee and the Nominating and Corporate Governance Committee is paid an additional annual amount of $15,000. Board members who chair more than one Committee receive an additional annual amount of $7,500 for each such additional Committee. Annual Chair fees for Mr. Newbigging reflect service for a portion of the year as Chair of three Committees; annual Chair fees for Mrs. Conway reflect service for a portion of the year as Chair of two Committees; and annual Chair fees for each of Mr. Cribiore and for Mr. Clark reflect service for a portion of the year as Chair of one Committee.

(2)
The number of deferred stock units awarded is determined by dividing the dollar amount of the award by the average of the high and low stock price of a share of Merrill Lynch common stock on the date of grant.

(3)
The number of stock options awarded is determined by dividing the dollar amount of the award by the average of the high and low stock price of a share of Merrill Lynch common stock on the date of grant and multiplying the result by three.

(4)	Joined the Merrill Lynch Board of Directors on June 1, 2004.

(5)	Joined the Merrill Lynch Board of Directors on October 1, 2004.

Non-employee Directors may defer all or a portion of their cash compensation. Deferred payments are held in accounts with values indexed to the performance of selected mutual funds, certain sponsored employee partnerships or to the performance of the Company’s common stock, including reinvested dividends.

Deferred stock units represent the Company’s obligation to deliver one share of common stock for each unit. Deferred stock units are payable at the end of a five-year holding period, or earlier if the Director’s service on the Board ends. Payment of the deferred stock units may be deferred further at the option of the Director, subject to certain requirements. These units receive dividend equivalents (in the form of additional deferred stock units) but do not have voting rights.

The stock options granted to non-employee Directors entitle the holder to receive one share of our common stock upon payment of the exercise price, which is the average of the high and low stock price of a share of Merrill Lynch common stock on the date of grant. These stock options become exercisable six months following the date of grant.

If shareholders approve the Proposed Director Plan, non-employee Directors will be entitled to receive an annual grant of deferred stock units valued at $185,000 under the Proposed Director Plan and no options will be granted. If shareholders do not approve the Proposed Director Plan, non-employee Directors will continue to receive $72,500 in deferred stock units and $72,500 in stock options annually under the Existing Director Plan. The grants are made each year following the annual meeting. If a Director joins the Board in mid-year, he or she receives a prorated grant.

From time to time, we ask Directors to participate in Merrill Lynch business functions and reimburse their travel expenses. In certain instances, applicable U.S. Treasury regulations require us to impute income for these travel-related costs. In 2004, we were required to impute income of $8,500 to Mrs. Peters for such business-related travel. Mrs. Peters was not reimbursed for the resulting taxes.

Our Directors are eligible to participate in the Company’s matching gifts program pursuant to which gifts to charitable organizations by the participants are matched by the Company up to an annual limit of $1,500. In 2004, the Company made matching gifts of $1,500 to charitable organizations designated by Mr. Clark, Mrs. Peters and Admiral Prueher and a matching gift of $500 to a charitable organization designated by Mrs. Conway.

In connection with Mr. Clark’s retirement from the Board of Directors in April 2005, and in recognition of his service to our Company and to the community, Merrill Lynch intends to make a donation of $10,000 to a charity designated by Mr. Clark that is consistent with Merrill Lynch’s corporate philanthropy guidelines. The donation is expected to be made shortly after the Annual Meeting.

Retirement

In February 2001, Merrill Lynch discontinued its retirement program for non-employee Directors. Non-employee Directors who joined the Board after February 2001 are not eligible for any pension benefits. The four non-employee Directors who served prior to that date are entitled to receive, when they end their service for any reason (other than for cause), either annual retirement payments of $55,000 for their lifetime, or a lump-sum payment of $55,000 multiplied by an actuarial factor based on the Director’s age at retirement. If a participating Director were to die while serving on the Board, his or her heirs would receive a lump-sum death benefit computed by multiplying $55,000 by an actuarial factor based on age at death. In each case, the amount to be paid in respect of the retirement or death benefit is based on the Directors’ 2001 annual retainer of $55,000 and does not increase with continuing

Board service or increases in Director compensation. No further retirement benefits have accrued under this legacy arrangement since February 2001 when the arrangement was discontinued.

Insurance

In February 2001, Merrill Lynch discontinued medical insurance benefits for non-employee Directors. Non-employee Directors who joined the Board after February 2001 are not eligible for medical insurance benefits. These benefits are offered to non-employee Directors who joined the Board prior to that date and to their eligible family members. The coverage provided is generally comparable to that offered to our employees, except that we provide these benefits on a non-contributory basis and with differences in deductible, coinsurance and lifetime benefits. No Directors elected to receive medical benefits in 2004.

Term life insurance benefits are provided to non-employee Directors who joined the Board after February 2001. In the event that a participating non-employee Director dies while serving on the Board, his or her beneficiary would receive a payment equal to one times the annual cash retainer amount, currently $75,000. No benefit is payable if a non-employee Director dies after leaving the Board. Non-employee Directors who are entitled to the legacy retirement benefit are not eligible for the life insurance benefit. In 2004, premiums paid by Merrill Lynch for life insurance coverage were $387.00 for Mr. Cribiore, $225.75 for Mr. Finnegan, $207.00 for Mr. Neubürger, $594.00 for Admiral Prueher, $51.75 for Mrs. Reese and $148.50 for Mr.  Rossotti.

Merrill Lynch provides business travel insurance for non-employee Directors. The business travel insurance covers Directors when traveling on Merrill Lynch business.

Other than as described in this section, no compensation was paid to any Director for service on the Board or any Board Committee.

Audit Committee Report

The Audit Committee is comprised of six independent Directors and operates under a written charter. The Audit Committee held 11 meetings in 2004. The meetings facilitated communication with senior management and employees, the internal auditors and Deloitte & Touche LLP, the Company’s independent registered public accounting firm (Deloitte & Touche). The Committee held discussions with the internal auditors and Deloitte & Touche, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Committee regularly evaluated the performance and independence of Deloitte & Touche and, in addition, reviewed and pre-approved all services provided by Deloitte & Touche during 2004.

As stated in the Committee’s charter, which is attached as Exhibit C to this Proxy Statement, the Committee’s responsibility is one of oversight. It is the responsibility of Merrill Lynch’s management to establish and maintain a system of internal control over financial reporting, to plan and conduct audits, and to prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles. It is the responsibility of Merrill Lynch’s independent registered public accounting firm to audit those financial statements. The Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Committee has met and held discussions with management and Deloitte & Touche regarding the fair and complete presentation of Merrill Lynch’s financial results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for Merrill Lynch for the 2004 fiscal year (including the disclosures contained in the Company’s 2004 Annual Report on Form 10-K and its 2004 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with Merrill Lynch’s management and Deloitte & Touche. The Committee also reviewed and discussed with management, the internal auditors and Deloitte & Touche, the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s attestation report.

The Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (Codification of Statement on Auditing Standards, AU 380), as modified or supplemented. In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as modified or supplemented, and has discussed with Deloitte & Touche its independence from Merrill Lynch and its management. The Committee also has considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for Merrill Lynch for the fiscal year ended December 31, 2004 be included in the Company’s 2004 Annual Report to Shareholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee

David K. Newbigging, Chairman
Heinz-Joachim Neubürger
Aulana L. Peters
Joseph W. Prueher
Ann N. Reese
Charles O. Rossotti

Pre-Approval of Services Provided by the Company’s Independent
Registered Public Accounting Firm

Consistent with SEC rules regarding independence of the registered public accounting firm, the Audit Committee has established a policy governing the provision of audit and non-audit services to the Company.

Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services to the Company by the independent registered public accounting firm and by any other accounting firm proposed to be retained to provide audit services (e.g., in compliance with a foreign statute). The Audit Committee also will consider and, if appropriate, pre-approve the provision by the independent registered public accounting firm of services that fit within the following categories of permitted audit, audit-related, tax and all other services within a specified dollar limit. The services that may be performed by the independent registered public accounting firm, with approval of the Audit Committee, are defined in the policy as follows:

•
Audit services include audit, review and attest services necessary in order to complete the audit and quarterly reviews of our financial statements, as well as services that generally only the independent registered public accounting firm can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

•
Audit-Related services are assurance and related services provided by the independent registered public accounting firm that are reasonably related to the review of our financial statements and are not audit services.

•
Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of our financial statements, and include tax compliance, tax advice and tax planning services.

•
All Other services are services not captured in the other three categories that are not prohibited services, as defined by the SEC, and that the Audit Committee believes will not impair the independence of the independent registered public accounting firm.

Any proposed engagement of the independent registered public accounting firm that does not fit within one of the pre-approved categories of service or is not within the established fee limits must be specifically pre-approved by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee in time-sensitive cases. The exercise of such authority must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee regularly reviews summary reports detailing all services (and related fees and expenses) being provided to the Company by the independent registered public accounting firm.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

The following table presents aggregate fees for audits of Merrill Lynch’s consolidated financial statements and fees billed for other services rendered by Deloitte & Touche for the fiscal years ended December 31, 2004 and December 26, 2003. In pre-approving the services generating fees in 2004 and 2003, the Audit Committee has not relied on the de minimis exception to the SEC’s pre-approval requirements applicable to the provision of audit-related, tax and all other services provided by the independent registered public accounting firm.

	2004	2003
Audit (1)	$37,300,000	$27,700,000
Audit-Related (2)	5,300,000	6,600,000
Tax (3)	8,900,000	9,500,000
All Other (4)	10,300,000	22,900,000

Total	$61,800,000	$66,700,000

(1)
Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K, 10-Q and 8-K as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC. Audit fees for 2004 also included fees for the audit of management’s assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2003 reflect approximately $700,000 relating to changes in audit scope that were attributable to the audit of our 2003 consolidated financial statements, but were not determined until after the release of our 2004 Proxy Statement.

(2)
Audit-Related Fees consisted principally of fees for employee benefit plan audits, accounting consultations and attest services relating to financial accounting and reporting standards, advice concerning internal controls, attest services pursuant to Statement of Auditing Standards No. 70, transaction services such as due diligence and accounting consultations related to acquisitions, reports in connection with agreed-upon procedures related to derivative subsidiaries and in connection with data verification and agreed-upon procedures related to asset securitizations.

(3)
Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements and consisted principally of tax compliance (including services related to the preparation of amended tax returns and claims for refunds), tax advisory and tax planning services. Tax compliance related fees accounted for $7,100,000 of the 2004 Tax fees and $7,500,000 of the 2003 Tax fees.

(4)
All Other Fees consisted principally of fees for advisory and management consulting services supporting improvements in customer service and customer relationship management and reporting, as well as project management for developing and implementing non-financial systems related to managing client accounts. SEC rules prohibit us from engaging our independent registered public accounting firm to provide any new services related to financial information systems design and implementation. All grandfathered services related to financial information systems design and implementation were concluded by Deloitte & Touche in 2003. Fees related to these grandfathered services amounted to $864,000 in 2003 and are included in All Other fees for that year.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Ownership by Our Directors and Executive Officers

We believe that share ownership by Directors, officers and employees helps to align their interests with the interests of shareholders. We also believe that this alignment has been an important factor in the long-term returns that we have achieved for our shareholders.

The following table contains information about the beneficial ownership of our common stock by each of the Directors, the CEO and the five other most highly compensated executive officers of the Company and by all Directors and executive officers considered as a group. In addition, we have provided information about ownership of stock-linked instruments that provide economic exposure to our common stock but do not represent actual beneficial ownership of shares. This information is as of February 22, 2005, the record date.

Amount and Nature of Beneficial Ownership

		Total
		Beneficial	Common	Stock	Stock
Name	Position	Ownership (1)	Stock (2)	Options (3)	Units (4)
W.H. Clark	Director	31,985	14,313	17,672	6,250
Jill K. Conway	Director	26,093	8,421	17,672	8,585
Alberto Cribiore	Director	43,333	35,000	8,333	5,450
Ahmass L. Fakahany	Executive Vice President	645,386	330,001	397,808	36,744
John D. Finnegan	Director	3,554	0	3,554	1,192
Gregory J. Fleming	Executive Vice President	517,886	310,387	276,801	0
James P. Gorman	Executive Vice President	803,228	292,822	598,427	67,444
Do Woo Kim	Executive Vice President	730,327	435,768	406,313	0
Robert J. McCann	Executive Vice President	1,078,881	329,552	824,789	0
Heinz-Joachim Neubürger	Director	17,150	0	17,150	7,196
David K. Newbigging	Director	33,333	15,661	17,672	9,811
E. Stanley O'Neal	Director, Chairman and CEO (5)	3,115,924	1,006,172	2,599,839	74,261
Aulana L. Peters	Director	13,709	6,491	7,218	26,798
Joseph W. Prueher	Director	16,732	0	16,732	5,731
Ann N. Reese	Director	4,480	4,480	2,512	840
Charles O. Rossotti	Director	4,500	4,500	2,512	945
Directors and executive officers as a group		8,407,140	3,478,321	5,984,743	284,704

(1)
No individual Director or executive officer beneficially owns more than 1.0% of our outstanding common stock. The Directors and executive officers as a group beneficially own approximately 0.88% of the outstanding common stock. This column represents total shares of common stock that are beneficially owned or can be acquired within 60 days of the record date.

(2)
Except as noted, the Directors and executive officers have sole voting and investment power over the shares of common stock listed. Of the common stock held by Mrs. Peters, 5,691 shares are held in a trust for which she has shared voting and investment power.

(3)
This column includes 4,928,819 stock options held by the Directors and executive officers that are exercisable as of the record date or within 60 days of the record date, and are, therefore, also included in the Total Beneficial Ownership column. The number of stock options exercisable as of the record date or within 60 days of the record date for the named individuals are as follows: Mr. Clark 17,672, Mrs. Conway 17,672, Mr. Cribiore 8,333, Mr. Fakahany 315,385, Mr. Finnegan 3,554, Mr. Fleming 207,499, Mr. Gorman 510,406, Mr. Kim 294,559, Mr. McCann 749,329, Mr. Neubürger 17,150, Mr. Newbigging 17,672, Mr. O’Neal 2,109,752, Mrs. Peters 7,218, and Admiral Prueher 16,732.

(4)
Stock units are linked to the value of our common stock and generally are paid in shares of common stock at the end of the applicable restricted or deferral period. None of the stock units are payable within 60 days of the record date.

(5)	Mr. O’Neal also serves as the President and Chief Operating Officer of the Company.

Owners of More than 5% of Our Common Stock

Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class (1)
State Street Bank and Trust Company
225 Franklin Street, Boston, Massachusetts 02110
As trustee of the Merrill Lynch Employee Stock Ownership Plan (ESOP)	28,705,455	(2)	3.00%
As trustee of other Merrill Lynch employee benefit plans	34,512,943	(3)	3.61%
As trustee or discretionary advisor for certain unaffiliated accounts and collective investment funds	26,588,107	(4)	2.78%
FMR Corp.	53,367,101	(5)	5.58%
82 Devonshire Street, Boston, Massachusetts 02109

(1)	Percentages are calculated based on the common stock and exchangeable securities outstanding as of February 22, 2005.

(2)
This information was provided by State Street Bank and Trust Company (State Street). As of December 31, 2004, there were 27,933,363 shares allocated to ESOP participants who have the right to direct the voting by State Street for those allocated shares. As of December 31, 2004, there were 772,092 shares beneficially owned by the ESOP but unallocated to participants. As provided by the terms of the ESOP, State Street is generally obligated to vote unallocated shares and those allocated shares for which it has not received voting instructions in the same proportion as allocated shares for which it has received voting instructions. As of February 22, 2005, the record date, there were 28,113,346 shares beneficially owned by the ESOP. Of this number, 27,522,409 shares were allocated to ESOP participants and 590,937 shares were unallocated to ESOP participants.

(3)
This information is as of December 31, 2004 and was provided by State Street. Under these Merrill Lynch employee benefit plans, participants have the right to direct the voting by State Street of shares of common stock. State Street is generally obligated to vote shares for which it has not received voting instructions in the same proportion as shares for which it has received voting instructions. On the record date, there were 34,247,624 shares beneficially owned by these Merrill Lynch employee benefit plans.

(4)	This information is as of December 31, 2004 and was derived from a Schedule 13G filed with the SEC by State Street. State Street has sole voting power and shared dispositive power over these shares.

(5)
This information is as of December 31, 2004 and was derived from a Schedule 13G filed with the SEC by FMR Corp. (FMR), Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a Director of FMR. The FMR reporting entities are: (i) FMR, on behalf of its direct and indirect subsidiaries, Fidelity Management & Research Company (Fidelity), Fidelity Management Trust Company and Strategic Advisers, Inc. and (ii) Fidelity International Limited (FIL), on behalf of itself and its direct and indirect subsidiaries. These FMR entities have sole voting power over 2,547,369 shares and sole dispositive power over 53,367,101 shares. In addition, Edward C. Johnson 3d and Abigail P. Johnson have sole dispositive power over all shares.

Fidelity is the beneficial owner of 50,692,392 shares or 5.45% as a result of acting as investment advisor to various investment companies (Funds). 787,952 shares are included in this total resulting from the assumed conversion of $57,010,000 principal amount of Merrill Lynch & Co., Inc. Liquid Yield Option Notes due March 13, 2032 (conversion rate is 13.8213 shares for each $1,000 principal amount) owned by the Funds. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 50,692,392  shares owned by the Funds. FIL is the beneficial owner of 419,290 shares and has sole voting power and sole dispositive power over these shares.

Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of FMR common stock, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. As a result, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Mr. Johnson is Chairman of FIL and approximately 40% of the voting power of FIL is held by a partnership controlled by Mr. Johnson and his family members. FMR and FIL are independent entities and are of the view that they are not required to attribute to each other shares beneficially owned by the other but file on a voluntary basis as if all shares are beneficially owned on a joint basis.

EXECUTIVE COMPENSATION

Management Development and Compensation Committee
Report on Executive Compensation

Role of the Management Development and Compensation Committee

The Management Development and Compensation Committee (MDCC) is responsible for determining the compensation paid to all members of executive and senior management. In addition, the MDCC authorizes all awards under the Company’s equity-based compensation plans and operates under a written charter adopted by the Board.

The current members of the MDCC are: Mr. Alberto Cribiore, Chairman, Mr. W.H. Clark, Mrs. Jill K. Conway and Mr. John D. Finnegan. Each of these Directors has been determined to be independent under the Director Independence Standards adopted by the Board of Directors. In addition, each Director is a “Non-Employee Director” as defined in Rule 16b-3 of the U.S. Securities and Exchange Act of 1934 and an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code. None of the MDCC members has ever been an employee of Merrill Lynch or eligible to participate in any of the MDCC-administered compensation programs or plans for Merrill Lynch employees.

The MDCC seeks advice and counsel from a nationally recognized independent compensation consultant who is hired by and reports directly to the MDCC. For 2004, the MDCC evaluated several reports regarding prevailing competitive executive compensation practices, including the structure of year-end cash and stock bonus awards. The MDCC has been advised that Merrill Lynch’s compensation programs are well-designed and are consistent with industry best practices.

Executive Compensation Overview

In order to serve the best interests of shareholders, the MDCC applies an executive compensation philosophy that:

•	Considers competitive compensation amounts

The MDCC uses competitive compensation data as a reference point to ensure that the Company is providing compensation opportunities sufficient to attract and retain superior talent.

•	Emphasizes annual performance-based compensation

The MDCC determines annual compensation based on performance against pre-determined goals and objectives. This approach provides Merrill Lynch’s top executives with an incentive to achieve strategic long-term goals that maximize shareholder value.

More than 95% of executive management total compensation is comprised of annual incentive compensation with the remainder paid in base salary.

•	Aligns the economic interests of executives and shareholders

The MDCC believes that the best way to align the interests of executive management with those of the Company’s shareholders is to ensure that Merrill Lynch stock represents a substantial portion of their net worth. Merrill Lynch therefore pays a significant amount of total annual compensation in equity-based awards subject to vesting requirements. Equity ownership is further emphasized through stock ownership guidelines.

Competitive Compensation Considerations. The MDCC’s assessment of competitive compensation levels is based on independently prepared surveys and publicly available information reported for executive officers at The Bear Stearns Companies Inc., The Charles Schwab Corporation, Citigroup Inc., The Goldman Sachs Group, Inc., JP Morgan Chase & Co., Lehman Brothers Holdings Inc. and Morgan Stanley. However, the MDCC believes that firm and individual performance should be the primary determinant of annual compensation. As such, the MDCC does not establish compensation targets with regard to peer group compensation amounts.

In reviewing competitive compensation data, the MDCC generally reviews comparable position-to-position data. However, the MDCC also recognizes that human capital is the primary driver of profitability and competitive advantage for financial services firms. As a result, the industry is characterized by high levels of total compensation for top revenue producers and intense competition for the best professionals. These industry characteristics must also be taken into consideration when determining executive officer compensation amounts.

Emphasis on Performance-based Compensation. In determining the annual compensation of each executive officer, including the CEO, the MDCC considers Merrill Lynch’s financial performance on an absolute basis and relative to competitors and assesses individual performance against pre-established quantitative and qualitative measures.

Factors considered by the MDCC in assessing individual performance may include, but are not limited to:

Financial Results: firm and business sector financial results, on an absolute basis and relative to competitors, expense control, profit margins, return on equity, profit growth and market share.

Strategic Planning: strategic planning and implementation, capital allocation, technology and innovation.

Compliance and Control: corporate reputation, quality of client service, compliance and risk control.

Leadership and Effectiveness: management development, personal leadership and contribution to workforce diversity.

The MDCC considers all factors collectively in determining the executive officers’ annual compensation. The weight of a particular factor may vary from year to year depending on the pre-established goals and objectives of the organization, thus ensuring the alignment of annual financial objectives with strategic leadership initiatives.

Executive Alignment with Shareholders. The MDCC believes that executive stock ownership is the critical element in aligning the economic interests of executive management with those of Merrill Lynch’s shareholders and emphasizing long-term value creation. Therefore, it strongly believes that Merrill Lynch stock should represent a substantial portion of the net worth of executive management.

Merrill Lynch’s compensation program is designed to foster this objective by delivering more than 50% of the annual performance bonus for executive management in the form of Merrill Lynch equity awards. While the determination of each year’s annual performance bonus is based on performance during a single year, the stock component of the bonus reinforces the objective of building long-term shareholder value. For 2004, the MDCC decided to provide even greater alignment of the financial interests of the CEO and shareholders by paying 100% of the CEO’s 2004 performance bonus in restricted stock.

For 2004, stock bonus awards will be delivered entirely in restricted stock. Stock options are not being awarded because the MDCC believes that, in the current environment, restricted stock more directly aligns the financial interests of executives and shareholders.

All grants of restricted stock for 2004 are subject to four-year cliff vesting. The vesting period is one of the important retention tools that the Company uses to preserve its human capital. The four-year vesting period also results in most executive officers holding unvested stock with a value substantially in excess of their annual cash compensation opportunity. As a result, executives have a strong financial incentive to increase shareholder value over the long-term.

Merrill Lynch also uses executive stock ownership guidelines (which are described in this Proxy Statement under “Information on the Governance of the Company”) to foster long-term equity ownership. Because Merrill Lynch executive officers own stock in excess of the stock ownership guidelines, the direct alignment with shareholders’ financial interests is even more pronounced.

Merrill Lynch also encourages broad-based employee stock ownership through the annual incentive compensation program. Approximately 7,700 employees receive their bonus awards in a combination of cash and stock. This means that, like other shareholders, employees broadly participate in both the “upside opportunity” and the “downside risk” of the firm’s performance. The allocation of stock bonus awards is progressive, so that as an employee’s total compensation increases, an increasing percentage of total compensation is paid in stock. This ensures that higher paid employees have a greater “at risk” financial interest in the sustained success of the Company.

The terms and conditions of stock awards made to executive officers are identical to the terms provided to all other employees who participate in the firm’s broad-based stock bonus plan.

Executive Compensation for Fiscal 2004

Executive management’s 2004 annual incentive compensation amounts were based on the MDCC’s review of numerous pre-determined goals and objectives. In its final determination, the MDCC emphasized the achievement of overall firm and business segment profitability objectives as measured by net earnings and pre-tax profit margin on both an absolute basis and relative to competitors.

The MDCC also specifically considered:

•	Financial results including year-over-year revenue and profit growth, key indicators of market share, pre-tax profit margin and expense control ratios.

•	Compliance and risk control.

•	Differentiation of brand and enhancement of reputation.

•	Individual contributions to attracting and retaining talent, employee development and diversity.

Performance-based compensation is distributed to executive officers in a combination of cash and stock. For 2004, the cash bonus plus base salary represents 50% of total compensation for each named executive officer (except Mr. O’Neal, who, as described below, received his entire bonus in the form of a restricted stock award). The remaining 50% of compensation is paid in restricted stock.

As such, 2004 compensation was awarded as follows:

	Percent of Total Compensation paid as:
Named Executive Officer	Salary	Cash Bonus	Stock Bonus
E. Stanley O’Neal	2.2%	0.0%	97.8%
Do Woo Kim	1.6%	48.4%	50.0%
Gregory J. Fleming	2.1%	47.9%	50.0%
Ahmass L. Fakahany	2.3%	47.7%	50.0%
Robert J. McCann	2.3%	47.7%	50.0%
James P. Gorman	2.7%	47.3%	50.0%

Restricted stock awarded for 2004 performance is subject to four-year cliff vesting.

Merrill Lynch’s policy is to maximize the deductibility of compensation payments in excess of $1 million under Section 162(m) of the Internal Revenue Code and related regulations. The firm’s shareholders have approved the performance formula applicable to cash and stock bonuses that are designed and administered to satisfy the requirements of Section 162(m). The MDCC retains the discretion to establish executive officer performance-based compensation that is less than, but not more than, the formula amounts.

Executives participate in the broad-based benefit plans offered generally to Merrill Lynch employees (broad-based retirement, 401(k), health insurance and other employee benefits) on the same terms as those offered to all other employees.

Compensation of the Chief Executive Officer for 2004 Performance

The compensation of Merrill Lynch’s CEO for 2004 was determined by the MDCC with the advice and counsel of its independent consultant. The MDCC exercised its judgment based on a review of objective financial measures and an assessment of performance against quantitative and qualitative objectives.

The methodology used by the MDCC to establish the CEO’s bonus for 2004 started with the amount paid for the previous year, 2003, as a reference point. The previous year amount was then modified using objective financial measures. Specifically, the MDCC considered absolute year-over-year earnings per share growth and relative performance compared to the peer group as measured by return on equity and earnings growth. The MDCC then assessed the CEO’s performance against pre-established strategic objectives in order to refine its analysis and arrive at a final determination of 2004 performance-year compensation.

Among the factors considered by the MDCC in reaching its compensation determination were:

•	Record net earnings of $4.4 billion and pre-tax profit margin of 26.5%.

•	Achievement of 2004 sector financial results well in excess of pre-established targets.

•
Significant targeted investments, including key hires and investments in growth areas in Merrill Lynch’s Global Markets and Investment Banking Group and a 5% increase in the global financial advisor population in its Global Private Client Group.

•	Continued expense discipline.

•	Sustained investment in longer-term strategic growth initiatives, including important acquisitions in the commodities, equities and residential mortgage businesses.

•	Strengthening of relationships with priority clients and enhancing senior management client coverage capabilities.

•	Creation of a shared organizational vision and development and roll-out of a proprietary leadership model that will enhance the Company’s culture and performance.

In addition, the MDCC reviewed 2003 actual and 2004 projected total compensation amounts for CEOs in the peer group to ensure that its final determination was reasonable in comparison to competitive norms.

After completing its review, the Committee determined and the Board of Directors ratified a 2004 bonus for the CEO of $31,300,000. Given the MDCC’s strong belief that greater executive stock ownership further aligns executive and shareholder interests and supports long-term value creation for shareholders, the MDCC decided to deliver 100% of the CEO’s 2004 bonus in restricted stock.

The number of restricted shares granted in connection with the CEO’s bonus was related directly to the dollar value of the award and was converted based on a market valuation with no discounts. The number of restricted shares granted was calculated by dividing the dollar value of the award by the grant-date closing price of a share of Merrill Lynch common stock.

Summary

The CEO’s compensation for performance for fiscal year 2004, based on the methodology described above, consists of:

		Stock	Total
	Salary	Bonus	Compensation
Chairman and CEO	$700,000	$31,300,000	$32,000,000

Management Development and Compensation Committee

Alberto Cribiore, Chairman
W.H. Clark
Jill K. Conway
John D. Finnegan

Compensation Committee Interlocks and Insider Participation

The members of the MDCC are named above. None of these individuals has ever been an officer of Merrill Lynch or any of its subsidiaries and no “compensation committee interlocks” existed during the 2004 fiscal year.

Executive Compensation

The following tables contain information about the CEO and the five other most highly compensated executive officers of Merrill Lynch. The manner in which these charts and footnotes are presented is dictated by the SEC. We urge you to read through the footnotes as they contain important information that clarifies awards that have been made.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation Awards (1)
					Restricted	Securities
				Other Annual	Securities	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation (2)	(3)(4)	Options	Compensation (5)
E. Stanley O’Neal	2004	$700,000	$0	$119,395	$31,300,038	0	$15,240
Chairman of the Board	2003	500,000	13,500,000	131,158	11,200,023	137,221	13,084
& CEO	2002	500,000	7,150,000	64,257	4,741,177	171,328	13,296

Do Woo Kim	2004	$350,000	$10,650,000		$11,000,002	0	$8,150
Executive Vice President	2003	225,000	8,275,000		6,799,975	83,313	6,000
	2002	225,000	6,375,000		2,726,958	98,540	8,000

Gregory J. Fleming	2004	$350,000	$8,150,000		$8,500,006	0	$10,200
Executive Vice President	2003	175,000	5,825,000		4,799,975	58,809	8,000
	2002	175,000	2,075,000		1,394,487	50,392	6,000

Ahmass L. Fakahany	2004	$350,000	$7,150,000	$63,251	$7,500,042	0	$12,250
Executive Vice President	2003	225,000	5,275,000	133,951	4,399,988	53,908	12,000
	2002	225,000	3,525,000		2,324,121	83,984	10,000

Robert J. McCann	2004	$350,000	$7,150,000		$7,500,042	0	$14,300
Executive Vice President	2003	172,222	5,650,000		4,799,975	58,809	14,000
	2002	225,000	3,975,000		1,735,343	62,708	12,000

James P. Gorman	2004	$350,000	$6,150,000		$6,500,022	0	$6,100
Executive Vice President	2003	350,000	5,150,000		4,399,988	53,908	6,000
	2002	350,000	3,900,000		2,633,987	95,180	6,000

(1)	Merrill Lynch pays its cash and stock bonuses in January for performance in the immediately preceding year.

(2)
For Mr. O’Neal, the amounts include $119,395 in fiscal year 2004, $114,158 in fiscal year 2003 and $64,257 in fiscal year 2002, representing the incremental cost to the Company of required use of the Company aircraft. For Mr. Fakahany, the amounts include $63,251 for 2004 and $133,951 for 2003, representing the incremental cost to the Company of the use of the Company aircraft. No other perquisites exceeded 25% of the amounts disclosed.

(3)
A portion of awards made in January 2005 consisted of grants of restricted shares. All awards were valued using the closing price of our common stock on the Consolidated Transaction Reporting System of $56.80 on January 24, 2005, the date of grant. The restricted shares convey to the holder the rights of a shareholder, including the right to vote and receive dividends, but are subject to a four-year vesting period. The restricted shares are subject to forfeiture and may not be sold or transferred during the vesting period.

(4)
As of December 31, 2004, the last day of the Company’s fiscal year, the named executive officers held the following number of restricted units and restricted shares, with a value based on the closing price of the Company’s common stock on the Consolidated Transaction Reporting System of $59.77 as follows: Mr. O’Neal (318,900 shares and 140,621.695 restricted units — $27,465,612); Mr. Kim (244,697 shares — $14,625,540); Mr. Fleming (146,967 shares — $8,784,218); Mr. Fakahany (138,253 shares and 67,922.1913 restricted units — $12,323,091); Mr. McCann (187,376 shares — $11,199,464); and Mr. Gorman (146,962 shares and 109,658.7464 restricted units — $15,338,222). These amounts do not include restricted shares awarded in 2005 for performance in 2004.

(5)
Amounts shown for 2004 consist of the following: (i) matching contributions made in 2004 by Merrill Lynch under our 401(k) Savings & Investment Plan (a broad-based retirement savings plan offered to our U.S. employees) for Mr. O’Neal ($2,000), Mr. Kim ($2,000), Mr. Fleming ($2,000), Mr. Fakahany ($2,000), Mr. McCann ($2,000) and Mr. Gorman ($2,000); (ii) allocations based on compensation and length of company service made in 2004 by Merrill Lynch under our Retirement Accumulation Program (a broad-based defined contribution retirement program for U.S. employees) for Mr. O’Neal ($10,250), Mr. Kim ($6,150), Mr. Fleming ($8,200), Mr. Fakahany ($10,250), Mr. McCann ($12,300) and Mr. Gorman ($4,100); and (iii) the dollar value of the premiums paid in 2004 by Merrill Lynch with respect to the term portion of a split dollar life insurance policy purchased for Mr. O’Neal in 2000 ($2,990).

Pursuant to a security study, Merrill Lynch provides leased cars and trained security drivers for members of its executive management, including the named executive officers. Car costs are reimbursed by the executives in an amount determined pursuant to Internal Revenue Service guidelines. As recommended by the security study, Merrill Lynch also pays for the installation and maintenance of security systems in the homes of members of its executive management, including the named executive officers, in cases where existing systems are considered insufficient.

Aggregated Stock Option Exercises Made in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at Fiscal Year-End		at Fiscal Year-End (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
E. Stanley O’Neal	0	$0	1,878,210	721,629	$30,463,194	$11,535,839
Do Woo Kim	0	0	233,059	173,254	1,715,571	2,008,314
Gregory J. Fleming	0	0	180,198	96,603	1,519,458	895,907
Ahmass L. Fakahany	0	0	270,990	126,818	3,384,030	1,651,771
Robert J. McCann	0	0	688,423	136,366	10,429,077	1,602,942
James P. Gorman	0	0	452,782	145,645	5,111,970	2,017,584

(1)	These valuations represent the difference between the fair market value of a share of common stock at exercise and the exercise prices of the stock options exercised.

(2)
These valuations represent the difference between $59.77, the closing price of a share of common stock on December 31, 2004 on the Consolidated Transaction Reporting System, and the various exercise prices of these stock options set at their respective dates of grant.

Pension Plan Annuity and Supplemental Annuity

In 1988, we terminated our defined benefit pension plan. In order to pay pension plan benefits to the vested participants, we purchased a group annuity contract from Metropolitan Life Insurance Company with a portion of the terminated pension plan assets. Certain executive officers named in the Summary Compensation Table are eligible to receive an annuity payment at retirement. Merrill Lynch, under a supplemental agreement, may recognize gains or losses to the extent that the experience of its employee population and investment performance of the annuity assets are higher or lower than assumptions that are based on actuarial and investment estimates.

If payments commence as a straight life annuity at age 65, the maximum annual amounts that the named executive officers would receive would be $5,679 for Mr. O’Neal, $946 for Mr. Fakahany and $22,025 for Mr. McCann. Mr. Kim, Mr. Fleming and Mr. Gorman are not eligible for these payments. These amounts reflect an offset for estimated social security benefits, as required by the terms of the terminated pension plan. Those retiring before age 65 will receive reduced annuity payments.

In January 2002, Merrill Lynch entered into an annuity agreement with Mr. O’Neal that provides for supplemental annuity payments. Under this agreement, with the approval of the Board of Directors, Mr. O’Neal is entitled to the annuity if he retires after attaining age 55 or dies while employed by Merrill Lynch. The amounts to be paid under the annuity agreements will be based on 1.25% of Mr. O’Neal’s highest consecutive five-year average cash compensation and on his length of service and will be reduced by the annuity equivalent of other Merrill Lynch-provided retirement benefits. The payment will be made monthly in the form of either a life annuity, a 10-year certain and life annuity, or a 50% or 100% joint and survivor life annuity and is subject to a limitation that is adjusted semi-annually for inflation until benefits commence.

As of December 31, 2004, Mr. O’Neal’s highest consecutive five-year average cash compensation, determined in accordance with the annuity agreement, was approximately $8.9 million and he had approximately 18 years of service at Merrill Lynch. At retirement, the annual amount of Mr. O’Neal’s annuity will be equal to the plan limit of $1,871,520 if payable as a straight life annuity or a 10-year certain and life annuity, or $1,582,704 if payable as a 50% or 100% joint and survivor annuity (in each case subject to a semi-annual adjustment for inflation until commencement of payment) and reduced by:

•	the dollar amount of the pension plan annuity from Metropolitan Life Insurance Company described above;

•
the combined annuity value at retirement of account balances attributable to our contributions to our 401(k) Savings & Investment Plan and our Retirement Accumulation Plan and to the allocations under our Employee Stock Ownership Plan;  and

•	50% of the annual social security retirement benefit amount receivable at retirement at age 65 (computed as of the actual retirement date if earlier than age 65).

Severance Agreements

We have severance agreements with certain members of our executive and senior management. These agreements provide for payments and other benefits if there is a “Change in Control” of Merrill Lynch and the executive’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason”, as these terms are described in the severance agreements. Our form of severance agreement is filed as an exhibit to our 2004 Form 10-K.

A “Change in Control” of Merrill Lynch means: (i) any change in control of a nature required to be reported under the SEC’s proxy rules; (ii) the acquisition by any person or entity of the beneficial ownership of securities representing 30% or more of the combined voting power of Merrill Lynch’s then outstanding voting securities; (iii) a change in the composition of the Board of Directors such that, within a period of two consecutive years, individuals who at the beginning of such two-year period constituted the Board of Directors and any new Directors elected or nominated by at least 3/4 of the Directors who were either Directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) the liquidation or distribution of all or substantially all of the assets of Merrill Lynch.

Under each agreement, if a member of executive or senior management is entitled to severance compensation, that employee will receive a lump-sum payment equal to the lesser of: 2.99 times the employee’s average annual W-2 compensation for the five years before termination and 2.99 times the employee’s average annual salary, bonus and the grant value of stock-based compensation for the five years before termination. He or she also will receive a payment equal to the value of various insurance benefits for 24 months after termination plus an amount covering income taxes on that payment, as well as a payment of the retirement contribution plus an amount covering income taxes on that payment that the employee would have been eligible to receive under the terms of our retirement program if the employee had been employed by us for an additional 24 months at his or her highest annual rate of compensation during the 12 months before termination.

Any payments under the severance agreements will be in addition to amounts payable under certain stock compensation plans, except as otherwise provided in the severance agreements. The relevant stock plans provide for early vesting and payment if an employee is terminated under circumstances described in the plans.

Deferred Compensation

Merrill Lynch has a deferred compensation program that is offered to the Company’s key employees. Once income is deferred, participants in the plan have the opportunity to index deferred amounts to various investment vehicles or mutual funds, including Company-sponsored investment vehicles offered periodically that qualify as employee securities companies under the Investment Company Act of 1940. With respect to the employee securities company index offered in 1997, 1999 and 2001, employees, including executive officers in 2001, were permitted to elect to have their return (whether positive or negative) augmented (or leveraged) on up to a two-to-one basis. Amounts deferred and indexed to any investment option, including the employee securities company index option offered in 1997, 1999 and 2001, generally remain deferred until after the retirement of participants unless individual participants elect to receive distributions at an earlier time.

The table below represents the dollar amount of outstanding leverage provided under the deferred compensation plans to the executive officers listed below. It does not include deferred amounts.

Participants	Leverage
E. Stanley O’Neal	$1,789,157
Robert J. McCann	2,158,285
Gregory J. Fleming	418,317
Do Woo Kim	177,113

Participants in the plans are general creditors of the Company for all amounts payable under the plans. Under the deferred compensation program, all employee account balances are debited by 2% each year to cover costs incurred by the Company in offering the program.

OTHER MATTERS

Certain Transactions

As permitted by the Sarbanes-Oxley Act of 2002, certain of our Directors and executive officers and their family members have, from time to time, borrowed money from Merrill Lynch subsidiaries in the form of mortgage loans, revolving lines of credit and other extensions of credit. These transactions are entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral provisions, as those prevailing at the time for comparable transactions with our other similarly situated customers. For certain types of products and services offered by our subsidiaries, our Directors and officers may receive certain discounts that are available to our employees generally.

Each of State Street and FMR is the beneficial owner of more than 5% of the outstanding shares of our common stock. We and certain of our subsidiaries have engaged in transactions in the ordinary course of business with State Street, FMR and with certain of their respective affiliates. These transactions were on substantially the same terms as comparable transactions with other clients.

From time to time, we may perform investment banking, financial advisory, lending and other services in the ordinary course of our business for certain corporations with which some of our Directors are affiliated on substantially the same terms as those prevailing at the time for comparable transactions with our other similarly situated customers.

Certain executive officers have immediate family members who are employed by Merrill Lynch or one of its subsidiaries. The compensation of each such family member was established by Merrill Lynch in accordance with its employment and compensation practices applicable to other employees with equivalent qualifications and responsibilities and holding similar positions. None of the executive officers has a material interest in the employment relationships nor do any of them share a home with these employees. These employees do not report directly to any executive officer of Merrill Lynch.

A sibling of E. Stanley O’Neal, our Chairman and CEO, is employed as an assistant vice president by the client technology group of one of the Company’s subsidiaries and was paid total compensation in 2004 of between $60,000 and $125,000.

A sibling of James P. Gorman, an executive officer of the Company, is employed as a director in the equity trading area of one of the Company’s subsidiaries and was paid total compensation in 2004 of between $400,000 and $600,000.

From time to time, in connection with investigations by regulatory and governmental bodies, Merrill Lynch recommends certain counsel with expertise in the area to Merrill Lynch employees. An employee requiring these services generally selects counsel from among the attorneys whose names are provided and the fees are paid by Merrill Lynch. Since 1999, the spouse of Rosemary Berkery, an Executive Vice President and General Counsel of the Company, has been recommended from time to time to provide such counsel. In 2004, fees payable to Ms. Berkery’s spouse for such services were approximately $102,000.

The current Directors, other than Mr. Cribiore, Mr. Finnegan, Mrs. Reese and Mr. Rossotti, were named as defendants in a shareholder derivative action alleging breaches of fiduciary duty in failing to establish procedures sufficient to prevent alleged Enron-related violations of law by Merrill Lynch. The action was dismissed by the U.S. District Court for the Southern District of New York, and an appeal is pending.

Performance Graph

The following performance graph compares the performance of our common stock for the last five years to that of the S&P 500 Index, the S&P 500 Financial Index and two Peer Groups, the former Peer Group and the new Peer Group. The former Peer Group is comprised of the following companies: A.G. Edwards, Inc., The Bear Stearns Companies Inc., The Charles Schwab Corporation, Citigroup Inc., The Goldman Sachs Group, Inc., JP Morgan Chase & Co., Lehman Brothers Holdings Inc. and Morgan Stanley. The new Peer Group is comprised of all of the companies in the former Peer Group with the exception of A.G. Edwards. The new Peer Group was chosen to more closely reflect the companies that are considered by Merrill Lynch to be comparable companies for benchmarking purposes.

The graph assumes that the value of the investment in our common stock and of each of the four named indices was $100 at December 31, 1999 and that all dividends were reinvested. Points on the graph represent the performance as of the last Friday in December of the specified year, the day of Merrill Lynch’s fiscal year end. Stock price performance shown on the graph is not necessarily indicative of future price performance.

	1999	2000	2001	2002	2003	2004
Merrill Lynch	100	165.44	129.43	95.45	145.60	152.89
S&P500 Index	100	90.80	81.50	62.47	79.63	89.59
S&P500 Financials Index	100	125.66	115.25	97.00	125.73	141.61
New Peer Group	100	115.26	102.57	75.68	107.70	114.14
Former Peer Group	100	115.51	102.85	75.90	107.82	114.38

Information Regarding Shareholder Proposals for the 2006 Annual Meeting

If you wish to submit a shareholder proposal to be included in the proxy materials for our 2006 Annual Meeting, you must submit your proposal in writing to our Corporate Secretary no later than November 15, 2005.

If you wish to submit a proposal or a matter for consideration at our 2006 Annual Meeting, but you do not meet the deadline for inclusion in the proxy materials, our By-Laws require that your proposal be received by the Corporate Secretary at least 50 days before the date of the 2006 Annual Meeting. As a general matter, we hold our Annual Meeting of Shareholders during the third or fourth week of April. Your proposal also must comply with certain information requirements set forth in the Company’s By-Laws. The By-Laws are filed as an exhibit to the Company’s 2004 Form 10-K and may be found on the ML Corporate Governance Website. You also may obtain a copy of our By-Laws from our Corporate Secretary. These requirements apply to any matter that a shareholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 of the U.S. Securities Exchange Act of 1934. The deadline for receiving proposals for consideration at the 2005 Annual Meeting was March 3, 2005.

Pursuant to our Certificate of Incorporation, any shareholder wishing to propose a Director nominee for election to the Board at the annual meeting must provide written notice to our Corporate Secretary at least 50 days but no more than 75 days before such annual meeting. See “Information on the Director Nomination Process” in this Proxy Statement.

Other Business

The only business to come before the Annual Meeting of which the management is aware is set forth in this Proxy Statement. If any other business should come before the meeting, the proxy holders named in the accompanying form of proxy have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the U.S. Securities Exchange Act of 1934 requires our Directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Such Directors, executive officers and 10% shareholders also are required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the copies of such reports we received, we believe that all Section 16(a) filing requirements applicable to our Directors, executive officers and 10% shareholders were complied with during 2004.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Merrill Lynch under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Audit Committee Report,” “Management Development and Compensation Committee Report on Executive Compensation” (to the extent permitted by the applicable rules of the SEC) and “Performance Graph,” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

EXHIBIT A

MERRILL LYNCH & CO., INC.

DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS

Article I — General

Section 1.1     Purposes.

The purposes of the Merrill Lynch & Co., Inc. Deferred Stock Unit Plan for Non-Employee Directors, as amended (the “Plan”), are (a) to provide an incentive to highly qualified individuals to serve as Directors of Merrill Lynch & Co., Inc. (“ML & Co.”), and (b) to further align the interests of Non-Employee Directors with the shareholders of ML & Co.

Section 1.2     Definitions.

For purposes of the Plan, the following terms shall have the meanings indicated.

“Account” means a notional account recording a grant of Deferred Stock Units under the Plan. The Company shall maintain a separate Account for each grant of Deferred Stock Units to a Participant.

“Administrator” means the Head of Human Resources of ML & Co., or his or her functional successor.

“Affiliate” means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

“Annual Meeting” means the Annual Meeting of Shareholders of ML & Co.

“Board of Directors” or “Board” means the Board of Directors of ML & Co.

“Business Day” means any day on which the New York Stock Exchange is open for business.

“Change in Control” means a change in control of ML & Co. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not ML & Co. is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

(a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, other than ML & Co.’s employee stock ownership plan, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of ML & Co. representing 30% or more of the combined voting power of ML & Co.’s then outstanding securities entitled to vote in the election of directors of ML & Co.;

(b) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board of Directors and any new Directors whose election by the Board of Directors or nomination for election by the stockholders of ML & Co. was approved by a vote of at least three quarters of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) all or substantially all of the assets of ML & Co. are liquidated or distributed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Common Stock, par value $1.33 1/3 per share, of ML & Co. and a “share of Common Stock” means one share of Common Stock together with, for so long as Rights are outstanding, one Right (whether trading with the Common Stock or separately).

“Company” means ML & Co. and all of its Affiliates.

“Continuing Director” means, with respect to any Annual Meeting, a Director whose term of office continues for another year.

“Current Market Value” per share of Common Stock, for any date, means the average of the Daily Market Prices of a share of Common Stock for each Business Day for which such Daily Market Prices are available during a period commencing on a date 21 consecutive Business Days prior to such date and ending on the second Business Day prior to such date.

“Daily Market Price” of shares of Common Stock on any date means: (a) the mean of the high and low sales prices reported on the New York Stock Exchange — Composite Tape (or, if shares of Common Stock are not traded on the New York Stock Exchange, the mean of the high and low sales prices reported on any securities exchange or quotation service on which the shares of Common Stock are listed or traded) of such shares on the date in question, or (b) if shares of Common Stock are not then listed or admitted to trading on any securities exchange for which reported sales prices are available, the mean of reported high bid and low asked prices on such date, as reported by a reputable quotation service, or by The Wall Street Journal, Eastern Edition, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York.

“Deferred Stock Unit” means a unit representing ML & Co.’s obligation to deliver one share of Common Stock in accordance with the terms of the Plan.

“Director” means a member of the Board.

“Disability” means any medically determinable physical or mental condition that renders a Director incapable of engaging in any substantial gainful activity and can be expected to result in death or to last for a continuous period of at least 12 months.

“End of Service Date” means the date on which a Participant ceases to serve as a Director for any reason.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Holding Period” has the meaning specified in Section 2.2.

“Junior Preferred Stock” means ML & Co.’s Series A Junior Preferred Stock, par value $1.00 per share.

“Non-Employee Director” means a member of the Board who is not employed by ML & Co. or any Affiliate of ML & Co.

“Participant” means each Non-Employee Director to whom a grant of Deferred Stock Units is made under the Plan.

“Retirement” means ceasing to serve as a Director of ML & Co. in accordance with ML & Co’s retirement policy for Non-Employee Directors.

“Rights” means the Rights to Purchase Units of Series A Junior Preferred Stock, par value $1.00 per share, of ML & Co., issued pursuant to the Rights Agreement dated as of December 16, 1987 between ML & Co. and Manufacturers Hanover Trust Company, Rights Agent, as amended from time to time.

“Tender Offer” means an offer to purchase all or a portion of the outstanding shares of Common Stock that is subject to Section 14D of the Exchange Act, provided that such offer, if consummated, would result in a Change in Control.

Section 1.3     Shares Subject to the Plan.

The total number of shares of Common Stock that shall be reserved for delivery in payment of Deferred Stock Units under the Plan shall be 500,000, subject to automatic adjustment for changes in capitalization of ML & Co. as provided in Section 3.1 hereof. Shares of Common Stock distributed under the Plan may be authorized but unissued shares or shares that shall have been or may be acquired by ML & Co. in the open market, in private transactions or otherwise. The number of shares reserved for delivery in payment of Deferred Stock Units shall be increased by the number of shares remaining available under the Plan on the date that the Board of Directors determination to permit no further awards under such plan shall become effective.

Article II — Deferred Stock Units; Optional Deferral of Payment

Section 2.1     Deferred Stock Unit Grants.

(a) Regular Grants. Each Non-Employee Director shall, without any further action by the Board of Directors, receive as of the date of every Annual Meeting for which he or she is a Continuing Director, the number of Deferred Stock Units obtained by dividing $185,000 by the Daily Market Price per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Stock Unit. If sufficient shares of Common Stock do not remain available under Section 1.3 for each eligible Non-Employee Director to receive the full number of Deferred Stock Units calculated pursuant to the preceding sentence, then the number of Deferred Stock Units granted to each eligible Non-Employee Director will be proportionately reduced so that the Section 1.3 limit is not exceeded.

(b) Prorated Mid-Year Regular Grants. A Non-Employee Director who joins the Board after the date of an Annual Meeting, shall, without any further action by the Board of Directors, receive a prorated regular grant. The value of such grant shall be computed by multiplying $185,000 by a fraction the numerator of which shall be the number of full or partial calendar months (beginning with the month that follows the month in which the most recent Annual Meeting occurred) that remain until the Corporation’s Annual Meeting and the denominator of which shall be 12; if the date of the next Annual Meeting has not been fixed at the time a Non-Employee Director joins the Board, it shall be assumed to be the first anniversary of the most recent Annual Meeting. The number of Deferred Stock Units to be granted shall be determined by dividing the dollar value obtained from the calculation in the previous sentence by the Daily Market Price per share of Common Stock on the date of his or her appointment to the Board. If sufficient shares of Common Stock do not remain available under Section 1.3 for the Non-Employee Director to receive the full number of Deferred Stock Units calculated pursuant to the preceding two sentences, then the number of Deferred Stock Units granted to the Non-Employee Director will be reduced so that the Section 1.3 limit is not exceeded.

Section 2.2     Payment of Awards Upon Expiration of the Holding Period.

Unless deferred at the option of the Participant in accordance with Section 2.3(a) hereof, Deferred Stock Units will become payable upon the expiration of the holding period applicable thereto (the “Holding Period”), which shall expire on the earlier of: (i) the date of the fifth Annual Meeting following the date the Deferred Stock Units were granted, and (ii) a Participant’s End of Service Date. Deferred Stock Units will be paid in shares of Common Stock as soon as practicable following the end of the applicable Holding Period. One share of Common Stock will be delivered for each Deferred Stock Unit to be paid, after rounding any fractional unit upwards to the nearest whole share.

Section 2.3     Optional Deferral of Payment.

(a) Optional Deferral of Payment. A Participant shall have the option to defer the payment of all or a portion of any Deferred Stock Unit grant upon the expiration of the relevant Holding Period in accordance with this Section 2.3 by submitting to the Administrator or his or her designee such forms as the Administrator shall prescribe by no later than the last day of the calendar year before the year in which will occur the Annual Meeting in connection with which such Deferred Stock Units will be granted; provided, however, that with respect to Deferred Stock Units granted pursuant to Section 2.1(b), such election may be made within 30 days of the Participant’s initial appointment or election to the Board. In addition, the Administrator may permit further deferrals of the receipt of Deferred Stock Units for a period that shall not be shorter than five years from the date of the expiration of the Holding Period for such Deferred Stock Units in accordance with regulations promulgated under the American Jobs Creation Act of 2004.

(b) Irrevocability of Deferral Election. Except as provided in Sections 2.3(c) or Section 2.5, an election to defer the payment of all or a portion of a Participant’s Deferred Stock Units made pursuant to Section 2.3(a) shall be irrevocable once submitted to the Administrator or his or her designee.

(c) Rescission of Deferral Election Caused by an Adverse Tax Determination. Notwithstanding the provisions of Section 2.3(a), a deferral election may be rescinded at any time if: (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his or her sole discretion, decides, upon the Participant’s request and upon evidence of the occurrence of the events described in clause (i) hereof that he or she finds persuasive, to rescind the election. As provided herein, upon such rescission, the relevant Deferred Stock Units will be paid to the Participant as soon as practicable.

Section 2.4     Payment of Units Optionally Deferred.

(a) Regular Payment Elections. ML & Co. will pay Deferred Stock Units granted to a Participant who has made an optional deferral election pursuant to Section 2.3(a) as elected by the Participant at the time of his or her optional deferral election, either in a single payment to be made, or in the number of annual installment payments (not to exceed 15) chosen by the Participant to commence, (i) in the month following the month of the Participant’s End of Service Date or death, (ii) in any month and year selected by the Participant that occurs after the scheduled expiration of the Holding Period (i.e., without taking into account the possibility of death, Disability or an End of Service Date occurring before the expiration of the Holding Period), or (iii) in any month in the calendar year following the Participant’s End of Service Date. The amount of each annual installment payment, if applicable, shall be determined by multiplying the number of Deferred Stock Units credited to the Participant’s Account as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made) and rounding the result to the nearest whole Deferred Stock Unit or cent, as the case may be.

(b) Form of Payment. Deferred Stock Units payable pursuant to this Section 2.4 will be paid in shares of Common Stock.

(c) Death Prior to Payment. If the Participant dies prior to payment of any or all Deferred Stock Units optionally deferred, then the unpaid Deferred Stock Units will be paid to the Participant’s beneficiary in accordance with the Participant’s election of either installment payments, or a single payment, provided, however, that, in the event that the Participant’s beneficiary is the Participant’s estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to Section 2.4(a), the applicable portion of the Deferred Stock Units will be paid in a single payment to such beneficiary, and (ii) if the Participant has elected installment payments, the applicable portion of the Deferred Stock Units will continue to be paid as installment payments, but only to a single person consisting of the Administrator or executor of the Participant’s estate or another person lawfully designated by the Administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

(d) Hardship Distributions. ML & Co. may pay to the Participant, on such terms and conditions as the Administrator may establish, such part or all of the Participant’s Deferred Stock Units, as the Administrator may, in his or her sole discretion based upon substantial evidence submitted by the Participant, determine necessary to alleviate severe financial hardship to the Participant caused by an unanticipated emergency. Such payment will be made only at the Participant’s written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his or her sole discretion. The balance of the Account, if any, will continue to be governed by the terms of this Plan. Payment pursuant to this Section 2.4(d) may be made only upon a showing of severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount paid pursuant to this Section 2.4(d) shall not exceed the amount necessary to satisfy such unanticipated emergency plus amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the severe financial hardship to the Participant is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

Section 2.5     Beneficiary.

(a) Designation of Beneficiary. The Participant may designate, in writing delivered to the Administrator or his or her designee before the Participant’s death, a beneficiary (which may be a charity or other entity) to receive payments under the Plan in the event of the Participant’s death. The Participant may also designate a contingent beneficiary to receive payments under the Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant’s beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the

Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

(b) Change in Beneficiary. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his or her designee before the Participant’s death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke such prior designations of the Participant’s beneficiary or of the Participant’s contingent beneficiary, as the case may be, under this Plan only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

(c) Default Beneficiary. In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant’s beneficiary shall be the Participant’s surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant’s death under the pre-retirement death benefit for Non-Employee Directors, unless the rights to such benefit have been assigned, in which case any amounts payable to the Participant’s beneficiary under the Plan will be paid to the Participant’s estate.

(d) If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant but before all the payments have been made, the Participant’s unpaid Deferred Stock Units will be paid as soon as practicable in a single payment to such beneficiary’s estate and not to any contingent beneficiary the Participant may have designated; provided, however, that if the beneficiary was receiving installment payments, the applicable portion of the Deferred Stock Units will continue to be paid as installment payments but only to a single person consisting of the Administrator or executor of the beneficiary’s estate or another person lawfully designated by the Administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

Section 2.6     Domestic Relations Orders.

Notwithstanding the Participant’s elections hereunder, ML & Co. will pay to, or to the Participant for the benefit of, the Participant’s spouse or former spouse the portion of the Participant’s Deferred Stock Units specified in a valid court order entered in a domestic relations proceeding involving the Participant’s divorce or legal separation. Any such payment will be made net of any amounts the Company may be required to withhold under applicable federal, state or local law.

Section 2.7     Withholding of Taxes.

ML & Co. will deduct from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or require the Participant or the Participant’s beneficiary to pay any amount, or the balance of any amount, required to be withheld.

Article III — Adjustment of Accounts

Section 3.1     Adjustment of Accounts.

(a) Dividend Equivalents. Whenever a cash dividend is paid on a share of Common Stock, a Participant’s Deferred Stock Units will be adjusted by adding to Deferred Stock Units, as applicable, the number of Deferred Stock Units determined by multiplying the per share amount of the cash dividend by the number of Deferred Stock Units credited to the Participant’s Account on the record date for the cash dividend, dividing the result by the price per share of Common Stock used for purposes of the reinvestment of such cash dividend in the Merrill Lynch & Co., Inc. Dividend Reinvestment Program currently administered by Business Information Services (or their functional successor), or if at any time there is no Dividend Reinvestment Program, the Daily Market Price of a share of Common Stock on the date the cash dividend is paid, and rounding the result to the nearest 1/100th of a Deferred Stock Unit as the case may be (with .005 being rounded upwards).

(b) Changes in Capitalization. Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock (or the Rights or Junior Preferred Stock) on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends), including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then appropriate adjustments shall be made, without any action by the Board of Directors, to the Deferred Stock Units as shall be necessary to maintain the proportionate interest of the Participants and to preserve, without increasing, the value of the Deferred Stock Units. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

Article IV — Status of Accounts

Section 4.1     No Trust or Fund Created; General Creditor Status.

Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant’s beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by the Deferred Stock Units and any Accounts to which they are credited will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

Section 4.2     Non-Assignability.

Except as provided in Section 2.6, a Participant’s right or the right of any other person to his or her Deferred Stock Units or to any Account to which they are credited or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution.

Article V — Change in Control

Section 5.1     Payment upon Change in Control.

(a) Timing of Payment. Notwithstanding any other provision of this Plan, in the event that (i) ML & Co. receives a Tender Offer Statement on Schedule 14D-1 under the Exchange Act relating to a Tender

Offer, or (ii) a Change in Control shall occur, the Participant’s Deferred Stock Units will be paid to the Participant in a lump-sum promptly after the receipt of such Tender Offer Statement or the occurrence of such Change in Control, and in any event, not later than 30 days thereafter.

(b) Manner of Payment. Payment of Deferred Stock Units pursuant to Section 5.1(a) shall be made in cash. The amount of the cash payment shall be determined by multiplying the number of Deferred Stock Units in the Participant’s Account by the Daily Market Price per share of Common Stock on the date of the event specified in Section 5.1(a)(i) or (ii), as the case may be, or, if higher, the highest Daily Market Price per share of Common Stock on any day during the 90-day period ending on such date.

Article VI — Administration of the Plan

Section 6.1     Powers of the Administrator.

The Administrator has full power and authority to interpret, construe, and administer this Plan. The Administrator’s interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.

Section 6.2     Payments on Behalf of an Incompetent.

If the Administrator finds that any person who is presently entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of Deferred Stock Units may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

Section 6.3     Corporate Books and Records Controlling.

The books and records of the Company will be controlling in the event a question arises hereunder concerning Deferred Stock Units or Accounts, deferral elections, beneficiary designations, or any other matters.

Article VII — Miscellaneous Provisions

Section 7.1     Litigation.

The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

Section 7.2     Headings Are Not Controlling.

The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

Section 7.3     Governing Law.

To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

Section 7.4     Amendment and Termination.

The Board of Directors may amend or terminate this Plan at any time, provided, that no amendment or termination may be made that would adversely affect the right of a Participant to his or her Deferred Stock Units as of the date of such amendment or termination.

Article VIII — Effective Date

The Plan shall become effective upon its adoption by the Board of Directors, subject to its approval by the shareholders of ML & Co.

EXHIBIT B

Revised: December 2004

DIRECTOR INDEPENDENCE STANDARDS

Adopted by the Board of Directors
of Merrill Lynch & Co., Inc.

The Board of Directors (the “Board”) of Merrill Lynch & Co., Inc. has adopted a formal set of standards with respect to the determination of director independence. To be considered “independent” for purposes of these standards, a director must be affirmatively determined by the Board not to have a material relationship with Merrill Lynch & Co., Inc. and its subsidiaries (“Merrill Lynch”) other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards (the “Director Independence Standards”).

A.	Employment/Compensation:

1.	The director shall not have been an employee and no family member[1] shall have been an executive officer[2] of Merrill Lynch during the last three years.

2.
The director shall not have received more than $100,000 per year in direct compensation from Merrill Lynch during any twelve-month period within the last three years. “Direct compensation” shall not include director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent upon continued service).

3.	No family member of the director shall have received more than $100,000 per year in direct compensation from Merrill Lynch during any twelve month period within the last three years.

4. (a)	The director shall not be a current partner or employee of Merrill Lynch’s independent auditing firm (the “Auditing Firm”).

(b)
No family member of the director shall be a current partner of the Auditing Firm or a current employee of the Auditing Firm who participates in the Auditing Firm’s audit, assurance or tax compliance (but not tax planning) practice.

(c)	Neither the director nor any family member shall have been during the last three years a partner or employee of the Auditing Firm and personally worked on Merrill Lynch’s audit within that time.

[1]
A ‘‘family member’’ means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee of such director) who shares such director’s home.

[2]
An ‘‘executive officer’’ means the Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, (or if there is no such accounting officer, the Controller), or any officer or person in charge of a principal business unit, division or function, or who performs a policy-making function.

5.
Neither the director nor any family member shall be or have been, during the last three years, employed as an executive officer of a company while any of Merrill Lynch’s present executive officers serves or served on such company’s compensation committee.

Employment relationships, compensation and directorships consistent with the foregoing standards are presumed not to be material relationships that would impair independence. In applying the standard in Paragraph A.3., the Board need not consider compensation received by a family member of the director for service as a non-executive employee of Merrill Lynch.

B.	Business Relationships:

It is expected that all business relationships between Merrill Lynch and a company (including subsidiaries and affiliates) with respect to which the director or any family member has a primary business relationship[3], will be conducted on an arms-length basis. The following business relationships are presumed not to be material relationships that would impair independence:

1.
Payments by Merrill Lynch to a primary business relationship of the director or the director’s family member for property or services that do not in any single fiscal year during the last three fiscal years exceed the greater of $1 million or 2% of the consolidated gross revenues of such primary business relationship.

2.
Payments to Merrill Lynch by a primary business relationship of the director or the director’s family member that do not in any single fiscal year during the last fiscal three years exceed the greater of $1 million or 2% of the consolidated gross revenues of such primary business relationship.

3.
Financial services transactions, including but not limited to underwriting, banking, lending, trading in securities or derivatives and co-investment transactions, between Merrill Lynch and a primary business relationship of the director or the director’s family member, provided that (a) Merrill Lynch’s gross fee revenues from such transactions (together with other payments for property or services in the applicable fiscal year, if any) do not exceed the threshold set forth in Paragraph B.2 above, (b) such transactions are in the ordinary course of business of Merrill Lynch and are made on terms substantially consistent with those prevailing at the time for corresponding services to similarly situated, unrelated third parties, and (c) in the case of lending transactions, the termination of the lending relationship in the normal course of business would not reasonably be expected to have a material adverse effect on such primary business relationship.

In addition, business relationships between Merrill Lynch and a company that is not a primary business relationship, including business relationships with a company for which a director or family member serves as a non-management director (including non-executive chair), are presumed not to be material relationships that would impair director independence.

[3]
For purposes of these standards, a ‘‘primary business relationship’’ exists with an entity if the director is currently the controlling shareholder or an employee of the entity, or if any family member of the director is currently the controlling shareholder or an executive officer of the entity.

C.	Relationships as a Client:

1.
It is expected that any services (such as, brokerage services, lending services, insurance and other financial services) provided to a director or any immediate family member[4] by Merrill Lynch will be provided in the ordinary course of Merrill Lynch’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Merrill Lynch employees on a broad basis. Services consistent with this standard are presumed not to be material relationships that would impair independence. Services provided to directors in connection with the fulfillment of their duties and responsibilities as directors are permitted under this standard.

D.	Charitable Contributions:

The following philanthropic relationships are presumed not to be material relationships that would impair independence:

1.	Contributions by Merrill Lynch to educational or charitable institutions for which the director serves solely as a non-executive trustee or director (or in a similar capacity).

2.
Discretionary contributions by Merrill Lynch (excluding contributions made under Merrill Lynch’s “matching gifts” program) to any educational or charitable institution for which the director serves as an executive officer[5] that do not exceed in any single fiscal year during the preceding three fiscal years the greater of (i) $1 million or (ii) 2% of the recipient’s most recent publicly available consolidated gross revenues.

[4]	An ‘‘immediate family member’’ includes a director’s spouse, and other family members (including children) who share the director’s home or who are financially dependent on the director.

[5]
For purposes of this standard, an ‘‘executive officer’’ of an educational or charitable institution means a CEO, President, Executive Director, Executive Vice President, or any other officer who performs a policy making function. Non-executive Trustees or Directors (or persons performing similar functions) are not considered to be executive officers.

EXHIBIT C

Revised: January 2005

MERRILL LYNCH & CO., INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

The Audit Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board” or “Board of Directors”) of Merrill Lynch & Co., Inc. (together with its affiliates, the “Corporation”) to:

•	Assist the Board in fulfilling its oversight responsibility relating to the:

A.	Preparation and integrity of the Corporation’s financial statements and oversight of related disclosure matters;

B.	Qualifications, independence and performance of, and the Corporation’s relationship with, the independent auditor;

C.	Performance of the Corporation’s internal audit function;

D.	Performance of the Corporation’s risk management function; and

E.	The Corporation’s compliance with legal and regulatory requirements.

•	Provide the report required by the rules of the Securities Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

II.	Membership

The Committee’s membership shall be determined by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee and shall consist of at least three (3) Board members. The Committee members shall meet the requirements for independence, experience and expertise set forth in the applicable laws and the regulations of the Commission and the New York Stock Exchange. In that regard, the Committee shall endeavor to have at least one member who either meets the Commission’s definition of “audit committee financial expert” or who, in the business judgment of the Board, is capable of serving the functions expected of such financial expert. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, shall appoint the Chair of the Committee.

Service on the Committee requires a significant time commitment from its members. In determining whether a committee member is able to meet the significant time commitment, the Board will take into consideration the other obligations of such member, including full-time employment, service on other boards of directors and audit committees.

III.	Meetings and Reports

The Committee shall meet as frequently as it determines, but not less frequently than six times per year. The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee. Meetings of the Committee may be held telephonically.

The Chair shall preside at all sessions of the Committee at which he or she is present and shall set the agendas for Committee meetings. All members of the Board of Directors are free to suggest items for inclusion in the agenda for the Committee’s meetings. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

The Committee shall meet periodically in separate private sessions with management, the internal auditors, the independent auditor and the General Counsel. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or advisers to, the Committee.

The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

The Committee shall provide the report of the Committee to be contained in the Corporation’s annual proxy statement, as required by the rules of the Commission.

IV.	Authority

The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the Committee outlined in Section I of this Charter, as may be appropriate in light of changing business, legislative, regulatory, or other conditions, or as may be delegated to the Committee by the Board of Directors from time to time.

A.	Financial Statements and Disclosure Matters

1.
The Committee shall meet to review and discuss with management and the independent auditor the Corporation’s annual audited and quarterly consolidated financial statements, including the disclosures contained in the Corporation’s Annual Report on Form 10-K (“Form 10-K”) and its Quarterly Reports on Form 10-Q (“Form 10-Q”), under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” After review of the annual audited consolidated financial statements and the reports and discussions required by Sections A. 7. and B. 5. of this Charter, the Committee shall determine whether to recommend to the Board of Directors that such financial statements be included in the Corporation’s Form 10-K.

2.	The Committee shall be advised of (i) the execution by the Corporation’s Chief Executive Officer and Chief Financial Officer of the certifications required to accompany the filing of the Form 10-K and the Forms 10-Q, and (ii) any other information required to be disclosed to it in connection with the filing of such certifications.

3.
The Committee shall discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy and clarity of the Corporation’s disclosure procedures.

4.	The Committee shall review and discuss the quarterly reports from the independent auditor on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
The Committee shall discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (i.e., by discussing the types of information to be disclosed and the types of presentations to be made). The Committee may delegate responsibility for the review of the quarterly earnings press release to a member of the Committee.

6.
The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

7.
The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

B.	Oversight of the Corporation’s Relationship with the Independent Auditor

1.
The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work (including audit-related review or attest services). The independent auditor shall report directly to the Committee.

2.
The Committee shall review and approve in advance the annual plan and scope of work of the independent auditor, including staffing of the audit, and shall review with the independent auditor any audit-related concerns and management’s response.

3.
The Committee shall pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, to the extent required by law, according to established procedures. The Committee may delegate to one or more Committee members, the authority to grant pre-approvals for audit and permitted non-audit services to be performed for the Corporation by the independent auditor, provided that decisions of such members to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

4.
The Committee shall review and evaluate the experience, qualifications and performance of the senior members of the independent auditor team on an annual basis. As part of such evaluation, the Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services, other than audit, review or attest services, by the independent auditor.

5.
The Committee shall obtain and review a report from the independent auditor at least annually addressing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Corporation (in order to assess if the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors.)

6.
The Committee shall ensure the rotation of members of the audit engagement team, as required by law and will require that the independent auditor provide a plan for the orderly transition of audit engagement team members. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7.
The Committee shall establish the Corporation’s policies for the hiring by the Corporation of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

C.	Oversight of the Corporation’s Internal Audit Function

1.
The Committee shall review and discuss with the independent auditor the annual audit plan of the Corporate Audit Department, including responsibilities, budget and staffing, and, if appropriate, shall recommend changes.

2.
The Committee shall review, as appropriate, the results of internal audits and shall discuss such matters with the Corporate Audit Department and with the Corporation’s management, including significant reports to management prepared by the Corporate Audit Department and management’s responses.

3.
The Committee shall participate in the appointment and performance evaluation of the Corporation’s Head of the Corporate Audit Department. The Committee shall also review the adequacy of resources to support the internal audit function, and, if appropriate, recommend changes.

4.
The Committee shall discuss, as appropriate, the adequacy of the Corporation’s internal controls with the Corporate Audit Department, the independent auditor and management, including without limitation, reports regarding (a) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. The Committee shall review and discuss, as appropriate, any special audit steps implemented by management to address significant control deficiencies.

D.	Oversight of the Corporation’s Risk Management Function

1.
The Committee shall oversee the Corporation’s risk management function and shall discuss with management the major financial, legal and reputational risk exposures of the Corporation and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

E.	Oversight of the Corporation’s Compliance Function

1.
The Committee shall monitor the Corporation’s compliance function, including compliance with the Corporation’s policies, and shall review with the Corporation’s General Counsel and Director of Corporate Audit the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

3.
The Committee shall discuss with management, the Corporation’s General Counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

4.	The Committee shall discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

V.	Clarification of Committee’s Role

The Committee’s role is one of oversight. It is the responsibility of the Corporation’s management to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent auditor to audit those financial statements. Therefore, each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such persons or organizations. The Committee does not provide any expert or other special assurance as to the Corporation’s financial statements or any expert or professional certification as to the work of the Corporation’s independent auditor.

VI.	Access to Management; Retention of Outside Advisers

A.	Access to Management

The Committee shall have full, free and unrestricted access to the Corporation’s senior management and employees, and to the Corporation’s internal and independent auditors.

B.	Access to Outside Advisers

The Committee has the authority to retain legal counsel, consultants, or other outside advisers, with respect to any issue or to assist it in fulfilling its responsibilities, without consulting or obtaining the approval of any officer of the Corporation.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment (i) of compensation to the independent auditor, (ii) to any advisers retained by the Committee, and (iii) of any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

VII.	Annual Evaluation; Charter Review

A.	Annual Self-Evaluation

The Committee shall perform an annual review and self-evaluation of the Committee’s performance, including a review of the Committee’s compliance with this Charter. The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board of Directors.

B.	Charter Review

The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board of Directors for approval.

MERRILL LYNCH & CO., INC.	PROXY	Annual Meeting — April 22, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint E. Stanley O’Neal, Rosemary T. Berkery and Ahmass L. Fakahany individually as proxies to vote as indicated on the back of this card all of my Merrill Lynch & Co., Inc. Common Stock at the Annual Meeting of Shareholders to be held on April 22, 2005, or at any adjournment or postponement of that meeting and, in their discretion, upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares of stock.

The shares represented by this proxy will be voted in accordance with instructions given on the back of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted FOR the election of 3 directors as named herein, FOR the ratification of the appointment of the independent registered public accounting firm, FOR the Director Stock Unit Plan and AGAINST the shareholder proposals.

(Signature of Shareholder)	Date

(Signature of Shareholder)	Date

Please vote on the reverse of this card. Sign, date and return this card promptly using the enclosed envelope. Sign exactly as name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title.

The Board of Directors recommends a vote FOR proposals (1), (2) and (3)		The Board Recommends â

(1)	The election to the Board of Directors of the 3 nominees named below for a term of 3 years: Jill K. Conway Heinz-Joachim Neubürger E. Stanley O'Neal	FOR all nominees listed (except as indicated to the contrary below) ☐	WITHHOLD authority to vote for all nominees listed ☐

(2)	Ratify appointment of Deloitte & Touche LLP as independent registered public accounting firm	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approve the Director Stock Unit Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote AGAINST shareholder proposals (4) and (5)			The Board Recommends â

(4)	Institute cumulative voting	FOR	AGAINST	ABSTAIN
		☐	☐	☐

(5)	Limit chief executive officer	FOR	AGAINST	ABSTAIN
	compensation	☐	☐	☐

Instruction: To withhold authority to vote for a
nominee, write the name of such person here:

(To be signed on the other side)